Exhibit I

December 22, 2009

Hoku Scientific, Inc.
1288 Ala Moana Blvd., Suite 220
Honolulu, Hawaii 96814, USA

Hoku Materials, Inc.
1288 Ala Moana Blvd., Suite 220
Honolulu, Hawaii 96814, USA

Re:      Loan Implementation Agreement

Ladies and Gentlemen:

Reference is made to the Securities Purchase Agreement (the “Securities Purchase Agreement”) dated as of September 28, 2009 between Tianwei New Energy Holdings Co., Ltd., a corporation organized under the laws of the People’s Republic of China (“Tianwei”) and Hoku Scientific, Inc., a Delaware corporation (the “Company”). Capitalized terms used and not defined in this letter agreement shall have the meanings given to them in the Securities Purchase Agreement unless specified otherwise.

1. Loan Implementation. Pursuant to Section 5.12 of the Securities Purchase Agreement, Tianwei has agreed to cause the Bank to provide the Company with $50,000,000 in aggregate debt financing (the “Debt Financing”). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the parties hereto hereby agree to implement the Debt Financing as follows:

(a) The Debt Financing shall be provided to the Company through the Bank in two tranches: a loan in the amount of $20,000,000 (the “Tranche 1 Loan”) and a loan in the amount of $30,000,000 (the “Tranche 2 Loan”).

(b) Within two (2) Business Days after the completion of all actions by or in respect of or filings with any Governmental Authority required to permit the consummation of the Tranche 1 Loan, including the approval by the State Administration of Foreign Exchange of the PRC and the issuance of the related approval certificate, (i) each of Tianwei and the Company shall, and Tianwei shall cause the Bank to, execute and deliver an Entrustment Loan Contract in the form attached hereto as Exhibit A (and, subject to Section 8.15 of the Securities Purchase Agreement, a Chinese translation thereof, reasonably acceptable to Tianwei and the Company) (the “Tranche 1 Loan Contract”), and (ii) each of Tianwei, the Company and Hoku Materials shall execute and deliver a Security

Agreement in the form attached hereto as Exhibit B and a Mortgage in the form attached hereto as Exhibit C (together, the “Security Agreements”) and a Parent Indemnity and Subsidiary Guarantee in the form attached hereto as Exhibit D (the “Parent Indemnity and Subsidiary Guarantee”). Each of Tianwei and the Company agrees to use best efforts to cause the Tranche 1 Loan Contract to be executed and delivered, upon the terms and subject to the conditions set forth herein, within twenty (20) Business Days after the Closing Date. Upon the terms and subject to the conditions set forth in the Tranche 1 Loan Contract, and subject to the further condition that the security interest and/or liens set forth or created in the Security Agreements shall have been perfected pursuant to Applicable Laws, Tianwei shall advance the Tranche 1 Loan to the Company through the Bank.

(c) Within two (2) Business Days after the completion of all actions by or in respect of or filings with any Governmental Authority required to permit the consummation of the Tranche 2 Loan, including the approval by the State Administration of Foreign Exchange of the PRC and the issuance of the related approval certificate, each of Tianwei and the Company shall, and Tianwei shall cause the Bank to, execute and deliver an Entrustment Loan Contract in the form attached hereto as Exhibit E (and, subject to Section 8.15 of the Securities Purchase Agreement, a Chinese translation thereof, reasonably acceptable to Tianwei and the Company) (the “Tranche 2 Loan Contract;” and together with the Tranche 1 Loan Contract, the “Loan Contracts”). Each of Tianwei and the Company agrees to use best efforts to cause the Tranche 2 Loan Contract to be executed and delivered, upon the terms and subject to the conditions set forth herein, within sixty (60) calendar days after the Closing Date. Upon the terms and subject to the conditions set forth in the Tranche 2 Loan Contract, Tianwei shall advance the Tranche 2 Loan to the Company through the Bank.

(d) Each of the Company and Hoku Material agrees to, from time to time upon the request of Tianwei, execute and deliver such further documents and diligently perform such other acts and things in any jurisdiction as Tianwei may reasonably request to fully effect the purposes of the Loan Contracts and the Parent Indemnity and Subsidiary Guarantee or to further assure the priority status of the security interests and liens created pursuant to the Security Agreements.

2. Amendment to Securities Purchase Agreement. Tianwei and the Company hereby agree that the Securities Purchase Agreement is hereby amended as follows:

(a) The definition of “Entrustment Loan Contract” set forth in Section 1.01 of the Securities Purchase Agreement is amended and restated as follows:

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“Entrustment Loan Contract” means the Tranche 1 Loan Contract and the Tranche 2 Loan Contract (as each such term is defined the letter agreement dated as of the Closing Date among Buyer, the Company and Hoku Materials).”

(b) Section 3.02 of the Securities Purchase Agreement is amended and restated in its entirety as follows:

“Section 3.02. Corporate Authorization. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby are within the Company’s corporate powers and have been duly authorized by all necessary corporate action on the part of the Company. Prior to the date hereof, the Company has obtained the written approval of NASDAQ with respect to the consummation of the transactions contemplated by this Agreement by the Company without obtaining the approval of the Company’s stockholders pursuant to NASDAQ Listing Rule 5635(f) (the “NASDAQ Exemption”). The Company has heretofore made available to Buyer a complete and correct copy of the NASDAQ Exemption. In reliance on the NASDAQ Exemption, no approval of the stockholders of the Company is required in connection with the consummation of the transactions contemplated by this Agreement. This Agreement has been, the other Transaction Documents (other than the Entrustment Loan Contract) will be at the Closing, and the Entrustment Loan Contract will be upon the execution and delivery thereof, duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Buyer, this Agreement constitutes, and the other Transaction Documents (other than the Entrustment Loan Contract) will constitute at the Closing, and the Entrustment Loan Contract will constitute upon the execution and delivery thereof, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws, now or hereafter in effect, affecting or relating to creditors’ rights and remedies generally and (ii) is subject to general principles of equity.”

(c) Section 4.02 of the Securities Purchase Agreement is amended and restated in its entirety as follows:

“Section 4.02. Corporate Authorization. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents and the consummation by Buyer of the transactions contemplated hereby and thereby are within Buyer’s corporate powers and have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been, and the other (other than the Entrustment Loan Contract) will be at the Closing, and the Entrustment

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Loan Contract will constitute upon the execution and delivery thereof, legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except that such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws, now or hereafter in effect, affecting or relating to creditors’ rights and remedies generally and (ii) is subject to general principles of equity.”

(d) Section 6.02(e) of the Securities Purchase Agreement is amended and restated in its entirety as follows:

“(e) (i) The Company shall have executed and delivered to Buyer the Investor Rights Agreement, (ii) Hoku Materials shall have executed and delivered to Buyer the Supply Agreement Amendments and (iv) the current directors and executive officers of the Company shall have executed and delivered to Buyer the Lock-Up Agreements.”

(e) Section 6.03(d) of the Securities Purchase Agreement is amended and restated in its entirety as follows:

“(d) Buyer shall have executed and delivered to the Company the Investor Rights Agreement and the Supply Agreement Amendments.”

3.  Miscellaneous.

(a) Hoku Materials hereby represents and warrants to Tianwei that the purpose of the Debt Financing is in compliance with laws and regulations, and the project relating to which the Debt Financing is to be used has been approved by the competent Governmental Authorities if necessary.

(b) If any provision contained in this letter agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this letter agreement, but this letter agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

(c) This letter agreement shall be binding upon and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns (but no other persons). Any assignment by the Company or Hoku Materials of any of its rights or obligations under this letter agreement shall be subject to the prior written consent of Tianwei.

(d) No amendment or waiver of any provision of this letter agreement shall be binding unless executed in writing by each of the parties hereto. No oral amendments or modifications of this letter agreement shall be binding between the parties.

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(e) This letter agreement together with the Loan Contracts, Security Agreements and the Parent Indemnity and Subsidiary Guarantee constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof.

(f) This letter agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

[Remainder of page is intentionally blank]

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Very truly yours,

TIANWEI NEW ENERGY HOLDINGS CO., LTD

By:	/s/ Qiang Ding
Title: Legal Representative

Agreed and accepted:

HOKU SCIENTIFIC, INC.

By:	/s/ Dustin M. Shindo
Title: President and CEO

HOKU MATERIALS, INC.

By:	/s/ Dustin M. Shindo
Title: President and CEO

[English Translation of Tranche 1 Entrustment Loan Contract]

EXHIBIT A TO
LOAN IMPLEMENTATION AGREEMENT

among

HOKU SCIENTIFIC, INC.

as Borrower

TIANWEI NEW ENERGY HOLDINGS CO., LTD.

as Entrusting Lender

and

CHINA CONSTRUCTION BANK CORPORATION SHUANGLIU SUB-BRANCH

as Agent

ENTRUSTMENT LOAN CONTRACT

This Entrustment Loan Contract (this “Contract”) is entered into

BY AND BETWEEN

HOKU SCIENTIFIC, INC. as borrower, a corporation formed under the laws of the State of Delaware and located at 1288 Ala Moana Blvd., Suite 220, Honolulu, Hawaii 96814, the United States of America, its fax number being + 1 808-682-7807 and its telephone number being + 1 808-682-7800 (“Party A”);

TIANWEI NEW ENERGY HOLDINGS CO., LTD. as entrusting lender, located at No 1, Tianwei Road, Southwest Airport Economic Development Zone, Chengdu, China 610200 with Qiang Ding as its legal representative (or principal officer), its fax number being +86-28-6705- 0035 and its telephone number being +86-28-6705-0002 (“Party B”); and

CHINA CONSTRUCTION BANK CORPORATION SHUANGLIU SUB-BRANCH as agent, located at [address, post code] with [•] as its principal officer, its fax number being [•] and its telephone number being [•] (“Party C”);

Party A, Party B and Party C hereinafter are collectively referred to as the “Parties” and individually as a “Party”.

WHEREAS

Upon the request of Party A, Party B hereby entrusts Party C to release an entrustment loan to Party A.

NOW, THEREFORE upon consultation, the Parties hereto agree as follows:

1.	LOAN AMOUNT

The amount of the loan that Party B entrusts Party C to release to Party A hereunder shall be U.S. Dollar TWENTY MILLION (the “Loan”).

2.	PURPOSE OF THE LOAN

Party A shall utilize the Loan for the purpose of satisfying vendor payables outstanding as of the date hereof, payables relating to pilot testing and achieving at least 40 metric tons of solar-grade polysilicon that meet customer specifications at the polysilicon plant currently being constructed by Hoku Materials, Inc., a wholly-owned subsidiary of Party A (“Hoku Materials”), in Pocatello, Idaho, and other uses approved by the board of directors of Party A. Party A hereby guarantees that such purpose shall comply with applicable laws, regulations, rules, and policies of PRC and of the country where Party A is located. Party A may not utilize any part of the Loan for any other purpose without consent of  Party B and a written notice of such consent to Party C.

3.	TERM OF THE LOAN

The term of the Loan shall be two years, commencing from the effective date hereof and expiring on the second anniversary of the effective date hereof (the “Term”).

Where the above commencement date is inconsistent with the date set forth on the Loan- to Deposit Certificate (“LDC”, or Loan Receipt), the date set forth on the LDC for the first advance of the Loan shall be the commencement date of the Term and the expiry date of the Term shall be adjusted accordingly. The LDC shall constitute an integral part of this Contract and have the equal legal force as this Contract.

4.	INTEREST RATE ON THE LOAN, INTEREST CALCULATION AND SETTLEMENT

The interest rate on the Loan shall be 5.94% per annum (such interest shall be calculated on a daily basis and the daily interest rate shall equal to the annual interest rate divided by 360 days).

The interest on the Loan shall be calculated and settled by the following methods:

The interest on the Loan shall be calculated on the basis of the actual number of days elapsed in a year of 365 days and settled quarterly in arrears at the end of each quarter of the bank (each, an “interest settlement date”).

5.	DELIVERY OF THE ENTRUSTMENT FUNDS AND RELEASE OF THE LOAN

5.1	Party B shall deliver a sufficient amount of the entrustment funds to Party C prior to the release date set forth on the Notification to Release Entrustment Loan.

The entrustment loan fund account hereunder is not and shall not be construed as Party B’s deposit account with Party C and the balance therein is not and shall not be construed as Party B’s deposit balance with Party C. Such account is established only for the purpose of Party C’s internal account treatment and no interest shall accrue on the balance in such account.

5.2	Conditions precedent to advance the Loan:

(1)	Party C has received the entrustment funds, and such funds are free of seizure, freezing or mandatory transfer by any competent authority;

(2)	Party C has received the Notification to Release Entrustment Loan from Party B;

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(3)	Party A has opened a special foreign exchange deposit account, where the Loan is in a foreign currency;

(4)	neither Party A nor Party B has breached any provision herein.

5.3
Where the amount of the entrustment funds actually delivered by Party B to Party C is less than the amount of the advance agreed to be released, Party C may refuse the release. If Party B has expressly instructed Party C in the Notification to Release Entrustment Loan to release the loan in the amount of the entrustment funds actually delivered, Party C may release the loan to Party A in such amount as actually delivered, and Party A shall not raise any objection thereto.

5.4	The Loan shall be advanced in accordance with the schedule specified below: The advance schedule shall be as follows:

	Advance Date(d/m/y)	Amount
1	effective date of this Contract	US$20 million

5.5
Where Party C fails to release the Loan in accordance with this Contract due to any reason attributable to Party B, Party B shall be solely liable to Party A for such failure and Party C shall not be liable in any way.

6.	SECURITY FOR THE LOAN

6.1	The Loan shall be secured in the form of items (1) and (2) below

(1)	a security agreement to be executed by Party A, Party B and Hoku Materials; and

(2)	a mortgage to be executed by Party B, Hoku Materials and Alliance Title & Escrow Corp.

6.2	Where registration is required for the security to be effective or enforceable, Party B shall be solely responsible for such registration.

6.3	Both the security provider and the security shall be supervised by Party B alone, unless otherwise agreed between Party B and Party C in writing.

7.	REPAYMENT

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7.1
General Principles of Repayment

Unless Party A and Party B have agreed otherwise in writing and notified Party C of such agreement in writing, Party A’s repayment hereunder shall be in the order of interest first and principal second adhering to the principle that the interest shall be fully repaid concurrently with the repayment in full of all the principal amounts.

7.2
Interest Payment

Party A shall pay Party B through Party C any due interest on each interest settlement date. The first interest payment date shall be the first interest settlement date after advance of the Loan. All the interest and principal amounts outstanding shall be paid in full on the date the Term expires.

7.3	Principal Repayment Party A shall repay the principal of the Loan in accordance with the following schedule:

	Repayment Date(d/m/y)	Amount
1	second anniversary of the	US$20 million
effective date of this
Contract

In case of any adjustment to the above schedule, Party A and Party B shall enter into a written agreement and notify Party C in writing of such agreement.

7.4
Repayment Method

Party A shall deposit a sufficient amount into its bank account at Party C before the repayment date and each interest settlement date and transfer such amount to repay the Loan (Party C may also debit such amount from such account to repay the Loan), or transfer such amount from another bank account of Party A to repay the Loan.

7.5
Prepayment

Subject to the consent between Party A and Party B and a written notice of such consent being sent to Party C, Party A may prepay all or any part of the principal of and the interest on the Loan.

The interest on any principal so prepaid shall be calculated on the basis of the

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number of days actually lapsed and the interest rate specified herein.

If Party A is required to repay the Loan in installments and prepays part of the principal, the prepaid amount shall be applied in the reverse order of the repayment schedule. After partial prepayment, the outstanding Loan shall still be subject to the interest rate provided herein.

With respect to any prepaid loan, Party C is not obligated to return any handling charges that it has previously received.

7.6	Repayment through Party C

(1)
Party A shall make all repayments through Party C and may not make any repayment directly to Party B. Party C shall promptly notify Party B upon its receipt of any repayment from Party A.

Upon its receipt of any repayment directly from Party A, Party B shall promptly notify Party C thereof and deliver such repayment to Party C for Party C to complete appropriate account treatment in accordance with the normal repayment procedures.

(2)
In case of any breach of this Contract by Party A or Party B that renders Party C unable to complete appropriate account treatment in a timely and accurate manner or unable to perform its tax withholding obligations, Party A and Party B shall be jointly and severally liable for any and all consequences arising therefrom and for any and all losses suffered by Party C.

7.7
Principles of Repayment upon Multiple Loans Due Simultaneously

Where any proprietary loan provided by Party C to Party A matures concurrently with any entrustment loan provided by Party C to Party A at the request of Party B, Party C may apply Party A's repayment to first repay such proprietary loan if Party A does not designate the order of such repayment, Party C may also debit any of Party A's accounts with Party C for the purpose of repaying first such proprietary loan.

Where there are multiple entrustment loans by Party C to Party A at the request of Party B and such loans mature concurrently, Party A shall designate the order of such repayment, failing which Party C may at its sole discretion determine the order of the repayment.

8.	WITHHOLDING OF BUSINESS TAX AND OTHER TAXES

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8.1	Party C may withhold in accordance with applicable laws any business tax and other taxes payable by Party B in connection with the entrustment loan hereunder.

8.2
Party A and Party B shall not agree between them that Party A pays the interest on the Loan directly to Party B. In case Party A pays any interest directly to Party B, Party C may debit any of Party A’s or Party B’s accounts in any currency with Party C for a corresponding amount to fully satisfy its tax withholding obligations.

8.3
Where Party C fails to perform its withholding obligations due to any reason attributable to Party A or Party B, which results in Party C suffering penalties by the tax authority, or advancing any tax payment, or incurrng any other liabilities, Party A and Party B shall be jointly and severally liable for full compensation.

9.	HANDLING CHARGES AND OTHER FEES AND EXPENSES

9.1	The handling charges under this Contract shall be paid in accordance with Item (3) below:

(1)	by Party A.

(2)	by Party B.

(3)	50% by Party A and 50% by Party B.

9.2
The party obligated to pay the handling charges (the “Payer”) shall punctually and fully pay to Party C the handling charges in connection with the Loan in accordance with this Section 9, regardless of whether or not Party A has repaid the principal, or interest or has committed any other breach hereunder. In case the lender-borrower relationship between Party A and Party B or the entrustment relationship between Party B and Party C is void, any handling charges received by Party C will not be returned. The Payer shall remain obligated to pay any payable and outstanding handling charges.

9.3
The rate, schedule and methods of payment of the handling charges shall be as follows:

The handling charges for the Loan shall be 0.2% of the entrusting amount (which means the amount released under this Contract) per annum and shall be payable in advance in U.S. dollars for the full Term (two years) upon the advance of the Loan. If the Loan is overdue or the Term is extended, additional handling charges shall be payable pursuant to the then applicable standard rate for handling charges for entrustment loan. The handling charges for the Loan shall be payable regardless of whether the principal and interest of the Loan are repaid or paid on time.

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9.4
In case the Payer defaults on payment of any handling charges in accordance with the above provisions, Party C is entitled to charge a default fee on such unpaid handling charges at a rate of 0.1% per day commencing from the date of such default, and may also debit any of such Payer’s accounts with Party C in any currency for payment of such charges and fees.

9.5
The costs and expenses in association with the legal service, insurance, valuation/appraisal, registration, custody, authentication and notarization arising in connection with this Contract or the security related thereto shall be borne by Party A and Party B in equal portions.

Party C shall not bear any costs and expenses hereunder. Where Party C advances any costs and expenses, including without limitation, any legal, attorney fees, registration fees, notarization fees and public announcement fees, Party A and Party B shall each reimburse Party C half of such advances within 10 working days after the issuance by Party C of a written notice, or Party C may debit any of Party A’s or Party B’s accounts with Party C for such reimbursement.

9.6	Party A and Party B shall be jointly and severally liable to Party C in connection with obligations as specified in this Section 9.

10.	PARTY A’S RIGHTS AND OBLIGATIONS

10.1	Party A’s Rights Party A has the right to:

(1)	request Party B to notify Party C to release the Loan in accordance with this Contract;

(2)	utilize the Loan for the purpose agreed herein;

(3)
subject to the requirements of Party B, apply to Party B for an extension of the Term and execute an extension agreement with Party B and Party C after its application is accepted by both Party B and Party C;

(4)	require both Party B and Party C to keep confidential the relevant information furnished by Party A except provided otherwise by law, regulations, rules or this Contract; and

(5)
reject Party B or Party C or any of their employees asking for bribe, and lodge a complaint with the competent authority about such misconduct and any other act of Party B or Party C that may violate any PRC laws and

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regulations.

10.2	Party A’s Obligations

(1)
Party A shall utilize the Loan in accordance with the purpose as provided herein, and shall not misappropriate any Loan proceeds. Party A shall support and cooperate with Party B in its inspection of Party A’s utilization of the Loan proceeds hereunder. Party A shall furnish Party B with its financial and accounting information as well as manufacturing and operating information as requested by Party B and shall ensure the accuracy, completeness and validity of any information it provides.

(2)	Party A shall promptly notify Party B upon the occurrence of any of the following events to Party A:

(i)
contracting, trustee (receiver) being appointed, lease, shareholding restructuring, investment, joint operation, mergers and acquisitions, acquisition and restructuring, division, joint venture, applying for temporary cessation of operation or dissolution, revocation, applying for (or subject to an application for) bankruptcy, change of controlling shareholders/actual controllers, transfer of material assets, suspension of production or operation, significant penalty imposed by regulatory authorities, cancellation of registration, revocation of business license, involvement in material legal proceedings, severe deterioration in operation and financial condition, legal representative/principal officer being unable to perform their duties; or

(ii)
any change to Party A’s name, legal representative (or principal officer), registered address, business scope, registered capital, or articles of association or any other registration with industrial and commercial authority;

(3)	Party A shall perform any other obligation of Party A as provided herein.

11.	PARTY B’S RIGHTS AND OBLIGATIONS

11.1	As the lender hereunder, Party B shall enjoy all the rights and interests as a lender and assume all the obligations, responsibilities and risks as a lender.

11.2
Party B shall conduct an independent review of the feasibility and legality of the project related to the Loan hereunder, and of the creditworthiness, repayment ability, and performance ability of Party A and/or the security provider, and shall

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make an independent judgment and assume any risks that may arise from the failure of the recovery of the Loan on time and in full.

11.3
After the release of the Loan, Party B shall continuously supervise Party A’s utilization of the Loan and pay close attention to Party A’s operating and financial condition and repayment ability, and shall promptly take appropriate measures upon the occurrence of any event to Party A that may adversely affect the realization of Party B’s creditor’s rights. Party B understands and agrees that Party C has no obligation in this respect.

11.4
Party B’s obligations to Party C hereunder shall not be affected by the failure of Party A to repay the principal or interest, nor by any breach of this Contract or any violation of law, nor by the invalidity of the lender-borrower relationship hereunder.

11.5
Party B has the right to inspect and supervise Party A’s utilization of the Loan and to request Party A to provide Party A’s financial and accounting information as well as manufacturing and operating information and shall keep the above information confidential, unless otherwise provided by applicable laws, regulations or rules or otherwise required by competent authorities.

11.6
Upon the maturity of the Loan, Party B shall promptly demand payment, bring lawsuits against Party A and/or the security provider, apply for enforcement, declare creditor’s rights in bankruptcy proceedings, and/or take any other remedies permitted by law, as the case may be. Party C shall not be held liable in any way even though it is obligated to assist Party B in the recovery of the Loan.

11.7
Any instruction issued by Party B to Party C shall be timely, clear, complete, consistent and in compliance with laws and this Contract, otherwise, Party C may refuse to follow such instruction. In the case of such refusal, Party B shall be liable for any and all consequences arising therefrom. Party B shall be liable for any and all legal consequences arising from any act by Party C pursuant to instructions of Party B.

11.8
Party B shall not request Party C to issue any deposit certificate with respect to any entrustment funds. Even if Party C issues a deposit certificate in any form with respect to any entrustment funds, Party B shall not transfer, pledge or otherwise dispose of such deposit certificate and shall return it to Party C prior to Party C’s release to Party A of the Loan. Party B shall not request Party C to make any payment or hold Party C liable by invoking such deposit certificate.

11.9	Other rights and obligations of Party B agreed herein.

12.	PARTY C’S RIGHTS AND OBLIGATIONS

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12.1	Party C shall assist Party B in the supervision of the use by Party A of the Loan for the agreed purposes.

“Party C shall assist Party B in the supervision” shall mean that, in respect of each loan advance, Party C shall provide to Party B with the statements of Party A’s deposit account with Party C to which such advance has been credited for the period commencing from the date of such advance being credited to the date that falls twenty-four months thereafter.

12.2	Party C has the right to provide to Party B any information about Party A relating to the Loan or to Party A’s deposits, loans and settlement practices with Party C.

12.3	Party C shall not be liable for any dispute between Party B and Party A or for any act of Party A or Party B that violates law or regulations.

12.4
Where Party A fails to punctually repay the Loan in full and Party C compensates Party B in accordance with a court judgment or arbitral award, any and all the rights of Party B against Party A and/or the security provider shall be promptly assigned to Party C. In such case, Party A shall not raise any objection to such assignment and shall perform the obligations and liabilities to Party C immediately after receipt of a written notice from Party B.

12.5	Party C shall assist Party B in the recovery of the Loan in accordance with the following provisions:

(1)
prior to the maturity of the principal of the Loan (including the principal payable in installments)

Party C shall calculate and settle the interest on the Loan in accordance with the relevant provisions herein. After each installment repayment by Party A, Party C shall complete appropriate account treatment and report to Party B about the amount and time of such repayment and the amount of the outstanding principal and interest. Following its receipt of the above financial information reported by Party C, Party B shall promptly check such information and raise any question about or disagreement to such information, if any, to Party C within 5 working days. Party C shall not be liable for any loss suffered by Party A or Party B arising from the failure of Party B to raise such question or disagreement as required above. If on any interest settlement date Party A fails to pay the relevant interest on the Loan, Party C shall notify Party B thereof in writing.

(2)	after the maturity of the principal of the Loan

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(i)
If Party A repays punctually and in full upon the maturity of the principal of the Loan, Party C shall credit the appropriate account following normal procedures and notify Party B thereof in a timely manner. If Party A fails to repay punctually and in full, Party C shall notify Party B in writing of such failure and shall, within one month thereafter, make demand, once and only once, for repayment by Party A . Party C shall be deemed to have fulfilled its obligation of assistance in the recovery of the Loan as long as Party C has issued a written demand in accordance with the name, address and telephone fax) number provided by Party A or Party B, or there is proof that Party C has demanded Party A for repayment by any other means.

(ii)
If Party B desires to entrust Party C to continue the assistance in the Loan recovery after all the principal matures, it shall execute a separate written entrustment agreement with Party C in respect thereof. Where Party B and Party C fail to reach such agreement within one month after such maturity date, all the obligations of Party C hereunder shall automatically terminate forthwith and Party C has the right to write off the accounts relating to the Loan.

(3)	Party C’s obligations to assist Party B in the recovery of the Loan shall be limited to those specified in this Section.

12.6
Party C shall have no obligation to participate in any litigation, arbitration, bankruptcy proceedings relating to the Loan and the security related thereto, nor shall it have any obligation towards Party B to dispose of any debt-offsetting assets.

13.	EVENT OF DEFAULT AND LIABILITIES

13.1	Party A’s Events of Default and Liabilities

(1)	Any of the following events shall constitute an event of default of Party A:

(i)
any breach by Party A of any provision of this Contract, and in the case of any breach other than breach of any of Sections 2, 4, 7.2 and 7.3, Party A fails to cure such breach within fifteen (15) working days of receipt of written notice from Party B or Party C; and

(ii)	any event that in the reasonable opinion of Party B may adversely affect the realization of its creditor’s rights hereunder.

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(2)	Party A’s liabilities for default: Upon the occurrence of any of the above events, Party B may adopt any one or more of the following remedial measures:

(i)	request Party A to remedy its default within a specified time limit;

(ii)	notify Party C to suspend the part of the Loan yet to be released;

(iii)	charge default interest (if any) as provided herein;

(iv)	accelerate the maturity of all principal and interests and demand immediate payment by Party A; and

(v)	any other remedial measures permitted by law.

13.2	Party B’s Events of Default and Liabilities for Default

(1)	Any of the following events shall constitute an event of default of Party B:

(i)	failure of Party B to deliver sufficient entrustment funds to Party C in a timely manner, or failure of release of the Loan as provided herein for any other reason attributable to Party B;

(ii)	the source of entrustment funds being in violation of law or regulations, or any representation or warranty of Party B being false, inaccurate or incomplete;

(iii)	failure of Party B to pay Party C punctually and fully any Loan handling charges; and

(iv)	any breach by Party B of any other provision herein.

(2)	Party B’s liabilities for default:

(i)
Upon the occurrence of an event of default of Party B, Party A has the right to request Party B to remedy such default within a specified time limit and to compensate losses and/or take any other remedial measures.

(ii)	Party C has the right to adopt any one or more of the following remedial measures upon the occurrence of any event of default of Party B:

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(A)	request Party B to remedy its default within a specified time limit;

(B)	refuse to provide entrustment loan services for Party B;

(C)	directly debit any account of Party B for handling charges;

(D)	request Party B to compensate losses;

(E)	terminate the entrustment relationship between Party B and Party C; and

(F)	any other measures permitted by law.

13.3	Party C’s Events of Default and Liabilities for Default:

(1)
If Party C delays without any justifiable reason in releasing the Loan to Party A after Party B delivers sufficient entrustment funds to Party C in accordance with this Contract, Party B has the right to request Party C to release the Loan immediately.

(2)
If Party C fails to perform its obligations to assist Party B in the recovery of the Loan in accordance with this Contract, which results in Party B being unable to punctually recover the principal and the interest on the Loan, and Party B is not at fault, Party C shall to the extent of and in proportion to Party C’s fault be liable for direct losses suffered by Party B.

14.	REPRESENTATIONS AND WARRANTIES

14.1	Party A hereby represents and warrants as follows:

(1)	it has read all the provisions in this Contract and fully knows and understands the meaning and legal consequences thereof;

(2)
the execution and performance of this Contract by Party A is in compliance with laws of the country in which Party A is located, administrative regulations, rules and Party A’s certificate of incorporation and bylaws and has been approved by its board of directors and, if necessary, the competent government authorities of the country where Party A is located; and

(3)	the purpose of the Loan is in compliance with laws and regulations, and the project relating to which the Loan is to be used has been approved by the competent authorities if necessary.

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14.2	Party B hereby represents and warrants as follows:

(1)	it has the legal qualification to entrust any other person to release the Loan;

(2)
the entrustment fund comes from legal sources and not from bank financing, nor from corporate or public funds deposited in the name of an individual, nor from any fund that is prohibited from being used for entrustment loan purposes under applicable laws, regulations or rules;

(3)	it has the lawful right and has been approved by competent authorities to dispose of the entrustment funds; and

(4)
grant of the Loan is not for the purpose of violation or evasion of any PRC laws, regulations, rules or regulatory measures, and does not cause any damage to any lawful interests of the State, any collective organization or any third party.

15.	MISCELLANEOUS

15.1
Direct Debit Right

Party C is entitled to debit, without prior notice to either Party A or Party B, any account of Party A or Party B at China Construction Bank in RMB or other currencies to pay all amounts payable to Party C by Party A or Party B under this Contract. Party A or Party B shall assist Party C to complete any procedures for foreign exchange settlement or sale, and Party A or Party B shall bear the risk of exchange rate fluctuation.

15.2
Party C’s Records as Evidence

Unless there is any reliable and definitive evidence to the contrary, Party C’s internal records of principal, interest, expenses and repayment, receipts, vouchers made or retained by Party C during the course of drawdown, repayment, interest payment, and records and vouchers relating to collections by Party C shall constitute valid evidence of the creditor-debtor relationship between Party A and Party B and the performance of obligations by Party C. Party A and Party B hereby agree that they shall not raise any objection thereto.

15.3	Assignment and Succession

(1)	Any assignment by Party A of any of its rights or obligations hereunder shall be subject to the written consent of both Party B and Party C.

(2)	Any assignment by Party B of any of its rights or obligations hereunder shall be subject to the written consent of Party C.

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(3)
Any assignment by Party C of any of its rights or obligations hereunder shall be subject to the written consent of Party B; provided however that, in case of any merger, division, setting up subsidiaries or organizational or business function restructuring of China Construction Bank, Party C’s rights and obligations hereunder may be assigned to or succeeded by a third party with legal qualification to operate entrustment loan business as long as Party C issues a notice to Party A and Party B through correspondence, telephone or press release.

15.4	Consequences of Invalidity or Rescission In case the entrustment relationship and/or lender-borrower relationship hereunder are/or is invalid or rescinded pursuant to any law,

(1)	If the entrustment relationship between Party B and Party C is valid while the lender-borrower relationship between Party A and Party B is invalid or rescinded, Party C shall not be held liable, and

(i)	where Party C has not delivered the entrustment funds to Party A, it shall return the entrustment funds to Party B without any interest;

(ii)
where Party C has delivered the entrustment funds to Party A, Party B shall directly request Party A to return the entrustment funds and Party C shall not be liable for any losses suffered by Party B arising therefrom; and

(iii)	where any third party has suffered losses as a result of such invalidity or rescission, Party A and Party B shall be liable in proportion to their respective fault and Party C shall not be liable.

(2)	If the entrustment relationship is held invalid or rescinded while the lender-borrower relationship is valid,

(i)	where Party C has not delivered the entrustment funds to Party A, it shall return the entrustment funds to Party B without any interest; and

(ii)
where Party C has delivered the entrustment funds to Party A, Party A and Party B shall resolve the issues relating to the entrustment funds through consultations in accordance with applicable laws and Party C shall not be liable in any way.

(3)	If both the entrustment relationship and the lender-borrower relationship are invalid or rescinded,

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(i)	where Party C has not delivered the entrustment funds to Party A, it shall return the entrustment funds to Party B without any interest;

(ii)
where Party C has delivered the entrustment funds to Party A, Party B shall directly request Party A to return the entrustment funds and Party C shall not be liable for any losses suffered by Party B; and

(iii)	where any third party has suffered losses as a result of such invalidity or rescission, Party A and Party B shall be liable in proportion to their respective fault and Party C shall not be liable.

15.5
Party B shall supervise and inspect Party A, and obtain information about Party A through other channels and shall not rely on Party C in this respect. Party C may at its sole discretion, report to Party B the information it possesses; provided however that, Party C shall not be liable for the promptness, truthfulness, completeness, accuracy and validity of any such information.

15.6
In the event of any change to the address or other contact information of any Party set forth herein, such Party shall promptly notify the other Parties of such change in writing. Such Party shall be liable for any loss caused by its failure of giving prompt notice of such change.

15.7
Any rights that Party C has under law or this Contract shall not be interpreted as the obligations of Party C. In case Party C fails to exercise or waives any of such rights, neither Party A nor Party B may hold Party C legally liable on this ground.

15.8	Notification to Release Entrustment Loan, conformations, acknowledgements, certificates and other documents relating to this Contract shall constitute integral parts of this Contract.

15.9	This Contract shall be executed in six (6) counterparts.

15.10
Governing Law

This Contract shall be governed by the laws of the People’s Republic of China (excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan for the purposes of this Contract only).

15.11	Dispute Resolution Any dispute arising from the performance of this Contract may be settled by

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consultation. If the dispute cannot be resolved through consultation, such dispute shall be resolved pursuant to clause (ii) below:

(i)	the People’s court within the jurisdiction where Party C is located; or

(ii)
arbitration at the local branch of the China International Economic and Trade Arbitration Commission in the principal place of business of Party B. The arbitration award shall be final and binding on the Parties hereto.

The provisions hereunder not subject to the dispute shall remain enforceable during the process of litigation or arbitration.

15.12	Effectiveness of This Contract This Contract shall become effective upon:

(i)	signing by the legal representative/(principal officer) or authorized representative of Party A and Party B and being affixed with the company chop of Party B; and

(ii)	signing by the principal officer or authorized representative of Party C and being affixed with the company chop of Party C.

[Signature Page Follows]

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Party A

HOKU SCIENTIFIC, INC.

By the legal representative (principal officer) or authorized representative:

Signature: __________________________

Date: _____________________

Party B (company chop)

TIANWEI NEW ENERGY HOLDINGS CO., LTD.

By the legal representative (principal officer) or authorized representative:

Signature: ________________________

Date: _____________________

Party C (company chop)

CHINA CONSTRUCTION BANK CORPORATION SHUANGLIU SUB-BRANCH

By the principal officer or authorized representative:

Signature: ________________________

Date: _____________________

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EXHIBIT B TO
LOAN IMPLEMENTATION AGREEMENT

SECURITY AGREEMENT

dated as of

________ __, 2009

among

HOKU SCIENTIFIC, INC.

and

HOKU MATERIALS, INC.,

as lien grantors

and

TIANWEI NEW ENERGY HOLDINGS CO., LTD.

TABLE OF CONTENTS

i

SCHEDULES:

Schedule 1	Equity Interests In Subsidiaries And Affiliates Owned By Grantors

Schedule 2	Investment Property Owned By Grantors

Schedule 3	Material Commercial Tort Claims

Schedule 4	Existing Permitted Lien

ii

SECURITY AGREEMENT

SECURITY AGREEMENT dated as of ______ __, 2009 (“Agreement”) among Hoku Scientific, Inc., a Delaware corporation (“Party A” and the “Parent Indemnitor”), Tianwei New Energy Holdings Co., Ltd., a People’s Republic of China company (“Party B” and the “Secured Party”) and Hoku Materials, Inc., a Delaware corporation (the “Subsidiary Guarantor”, and together with Party A, the “Grantors”). Certain capitalized terms used in this Agreement have the meanings ascribed to them in Section 1.

WHEREAS, Party A, as borrower, Party B, as entrusting lender and China Construction Bank Corporation Shuangliu Sub-Branch, a People’s Republic of China bank (“CCB”), as bank have entered into the Tranche 1 Loan Contract dated as of the date hereof (the “Tranche 1 Loan Contract”) and the Tranche 2 Loan Contract dated as of the date hereof (the “Tranche 2 Loan Contract” and together with the Tranche 1 Loan Contract, the “Loan Contracts”);

WHEREAS, pursuant to each Loan Contract, Party B agreed to entrust a Loan to CCB for the benefit of, and release to, Party A;

WHEREAS, the Parent Indemnitor and Party B have entered into the Parent Indemnity (the “Parent Indemnity”), and the Subsidiary Guarantor and Party B have entered into the Subsidiary Guarantee (the “Subsidiary Guarantee”), each contained in the letter agreement dated as of the date hereof (the “Parent Indemnity and Subsidiary Guarantee Letter Agreement”);

WHEREAS, pursuant to the Parent Indemnity, the Parent Indemnitor agreed to indemnify the foregoing obligations of Party A and is willing to secure its indemnitee thereof by granting Liens on its assets to the Secured Party as provided in the Security Documents;

WHEREAS, pursuant to the Subsidiary Guarantee, the Subsidiary Guarantor agreed to guarantee the foregoing obligations of Party A and is willing to secure its guarantee thereof by granting Liens on its assets to the Secured Party as provided in the Security Documents;

WHEREAS, Party B and CCB are not willing to enter into the Loan Contracts, unless the foregoing obligations of each of the Grantors are secured as described above and this Agreement is duly executed and delivered to the Secured Party;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. (a) Terms Not Defined Herein. Unless otherwise expressly indicated, terms not otherwise defined in subsection (b) or (c) of this Section have, as used herein, the respective meanings provided for in the Loan Contracts.

(b) Terms Defined in UCC. As used herein, each of the following terms has the meaning specified in the UCC:

Term	UCC
Account	9-102
Authenticate	9-102
Certificated Security	8-102
Chattel Paper	9-102
Commercial Tort Claim	9-102
Commodity Account	9-102
Commodity Customer	9-102
Commodity Intermediary	9-102
Deposit Account	9-102
Document	9-102
Entitlement Holder	8-102
Entitlement Order	8-102
Equipment	9-102
Financial Asset	8-102 & 103
General Intangibles	9-102
Instrument	9-102
Inventory	9-102
Investment Property	9-102
Letter-of-Credit Right	9-102
Record	9-102
Securities Account	8-501
Securities Intermediary	8-102
Security	8-102 & 103
Security Entitlement	8-102
Supporting Obligations	9-102
Uncertificated Security	8-102

(c) Additional Definitions. The following additional terms, as used herein, have the following meanings:

“Account Control Agreement” means a Commodity Control Agreement, a Deposit Account Control Agreement or a Securities Account Control Agreement.

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“Cash Distributions” means dividends, interest and other distributions and payments (including proceeds of liquidation, sale or other disposition) made or received in cash upon or with respect to any Collateral.

“Collateral” means all property, whether now owned or hereafter acquired, on which a Lien is granted or purports to be granted to the Secured Party pursuant to the Security Documents. When used with respect to a specific Grantor, the term “Collateral” means all its property on which such a Lien is granted or purports to be granted.

“Collateral Accounts” means the Controlled Commodity Accounts, the Controlled Deposit Accounts and the Controlled Securities Accounts.

“Commodity Account Control Agreement” means, with respect to any Commodity Account of any Grantor, a Commodity Account Control Agreement in form and substance reasonably satisfactory to Party B among such Grantor, the Secured Party and the relevant Commodity Intermediary.

“Control” has the meaning specified in UCC Section 8-106, 9-104, 9-105, 9-106 or 9-107, as may be applicable to the relevant Collateral.

“Controlled Commodity Account” means a Commodity Account that is subject to a Commodity Account Control Agreement.

“Controlled Deposit Account” means a Deposit Account that is subject to a Deposit Account Control Agreement.

“Controlled Securities Account” means a Securities Account that (i) is maintained in the name of a Grantor at an office of a Securities Intermediary located in the United States and (ii) together with all Financial Assets credited thereto and all related Security Entitlements, is subject to a Securities Account Control Agreement among such Grantor, the Secured Party and such Securities Intermediary.

“Copyright License” means any agreement now or hereafter in existence granting to any Grantor, or pursuant to which any Grantor grants to any other Person, any right to use, copy, reproduce, distribute, prepare derivative works, display or publish any records or other materials on which a Copyright is in existence or may come into existence.

“Copyrights” means all the following: (i) all copyrights under the laws of the United States or any other country (whether or not the underlying works of authorship have been published), all registrations and recordings thereof, all copyrightable works of authorship (whether or not published), and all applications for copyrights under the laws of the United States or any other country, including

3

registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, (ii) all renewals of any of the foregoing, (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing, and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

“Copyright Security Agreement” means a Copyright Security Agreement, in form and substance reasonably satisfactory to Party B, executed and delivered by a Grantor in favor of the Secured Party.

“Deposit Account Control Agreement” means, with respect to any Deposit Account of any Grantor, a Deposit Account Control Agreement in form and substance reasonably satisfactory to Party B among such Grantor, the Secured Party and the relevant Depositary Bank.

“Depositary Bank” means a bank at which a Controlled Deposit Account is maintained.

“Equity Interest” means (i) in the case of a corporation, any shares of its capital stock, (ii) in the case of a limited liability company, any membership interest therein, (iii) in the case of a partnership, any partnership interest (whether general or limited) therein, (iv) in the case of any other business entity, any participation or other interest in the equity or profits thereof, (v) any warrant, option or other right to acquire any Equity Interest described in this definition or (vi) any Security Entitlement in respect of any Equity Interest described in this definition.

“Event of Default” means the occurrence of any of the following events:

(i) the occurrence of any “Event of Default” under, and as defined in, any Loan Contract;

(ii) a failure by any Grantor to observe or perform any covenant or agreement contained in any Security Document, and such failure shall continue unremedied for a period of 15 days after notice thereof from the Secured Party to the relevant Grantor;

(iii) any Transaction Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Grantor not to be, a valid and perfected Lien in favor of the Secured Party on any Collateral, with the priority required by the applicable Security Document; or

4

(iv) any representation or warranty made or deemed made by or on behalf of any Grantor under or in connection with any Security Document shall prove to have been incorrect in any material respect on the date made or deemed made.

“Foreign Subsidiary” means any subsidiary of any Grantor which is a “controlled foreign corporation” within the meaning of the Internal Revenue Code of 1986, as amended from time to time.

“Grantors” has the meaning set forth in the Preamble of this Agreement.

“Intellectual Property” means all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, discoveries, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, industrial property rights, know-how, show-how or other data or information, software and databases, moral rights, publicity rights and privacy rights, and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Intellectual Property Filing” means (i) with respect to any Patent, Patent License, Trademark or Trademark License, the filing of the applicable Patent Security Agreement or Trademark Security Agreement with the United States Patent and Trademark Office, together with an appropriately completed recordation form, and (ii) with respect to any Copyright or Copyright License, the filing of the applicable Copyright Security Agreement with the United States Copyright Office, together with an appropriately completed recordation form, in each case sufficient to record the Transaction Lien granted to the Secured Party in such Recordable Intellectual Property.

“Intellectual Property Security Agreement” means a Copyright Security Agreement, a Patent Security Agreement or a Trademark Security Agreement.

“Issuer Control Agreement” means an issuer control agreement in form and substance reasonably satisfactory to Party B.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement relating to Intellectual Property to which any Grantor is a party.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease

5

having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan” has the meaning set forth in Section 1 of each Loan Contract.

“Loan Contracts” has the meaning set forth in the Recitals of this Agreement.

“Material Commercial Tort Claim” means a Commercial Tort Claim involving a claim for more than $50,000.

“Mortgage” shall have the meaning ascribed to it in the Loan Contracts.

“Opinion of Counsel” means a written opinion of legal counsel (who may be counsel to a Grantor or other counsel, in either case approved by the Secured Party) addressed and delivered to the Secured Party.

“own” refers to the possession of sufficient rights in property to grant a security interest therein as contemplated by UCC Section 9-203, and “acquire” refers to the acquisition of any such rights.

“Parent Indemnitee” has the meaning set forth in the Preamble of this Agreement.

“Parent Indemnitor” has the meaning set forth in the Preamble of this Agreement.

“Parent Indemnity and Subsidiary Guarantee Letter Agreement” has the meaning set forth in the Preamble of this Agreement.

“Party A” has the meaning set forth in the Preamble of this Agreement.

“Party B” has the meaning set forth in the Preamble of this Agreement.

“Patent License” means any agreement now or hereafter in existence granting to any Grantor, or pursuant to which any Grantor grants to any other Person, any right with respect to any Patent or any invention now or hereafter in existence, whether patentable or not, whether a patent or application for patent is in existence on such invention or not, and whether a patent or application for patent on such invention may come into existence or not.

“Patents” means (i) all letters patent and design letters patent of the United States or any other country and all applications for letters patent or design letters patent of the United States or any other country, including applications in the United States Patent and Trademark Office or in any similar office or agency

6

of the United States, any State thereof or any other country or any political subdivision thereof, (ii) all reissues, divisions, continuations, continuations in part, revisions and extensions of any of the foregoing, (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

“Patent Security Agreement” means a Patent Security Agreement in form and substance reasonably satisfactory to Party B, executed and delivered by a Grantor in favor of the Secured Party.

“Perfection Certificate” means, with respect to any Grantor, a certificate in form and substance reasonably satisfactory to Party B, executed by an officer of such Grantor.

“Permitted Liens” means (i) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, (ii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested or intended to be timely contested in good faith and by appropriate proceedings, (iii) liens securing cash deposits or prepayments in respect of the sale of Inventory provided to any Grantor by any customers and perfected prior to the date hereof, (iv) liens existing on the date hereof and listed on Schedule 4, and (v) the Transaction Liens.

“Pledged”, when used in conjunction with any type of asset, means at any time an asset of such type that is included (or that creates rights that are included) in the Collateral at such time. For example, “Pledged Equity Interest” means an Equity Interest that is included in the Collateral at such time.

“Post-Petition Interest” means any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any one or more of the Grantors (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.

“Proceeds” means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, any Collateral, including all claims of the relevant Grantor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned

7

premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral.

“Recordable Intellectual Property” means (i) any Patent registered with the United States Patent and Trademark Office, and any Patent License with respect to a Patent so registered, (ii) any Trademark registered with the United States Patent and Trademark Office, and any Trademark License with respect to a Trademark so registered, (iii) any Copyright registered with the United States Copyright Office and any Copyright License with respect to a Copyright so registered, and all rights in or under any of the foregoing.

“Release Condition” means all the Secured Obligations and Transaction Liens under the Loan Contracts, the Parent Indemnity, the Subsidiary Guarantee and the Security Documents shall have been fully satisfied or terminated.

“Secured Obligations” means (i) all indemnitee obligations (including Post-Petition Interest thereon) of the Parent Indemnitor pursuant to the Parent Indemnity, (ii) all guarantee obligations of the Subsidiary Guarantor pursuant to the Subsidiary Guarantee and (iii) all other obligations of each Grantor under the Security Documents.

“Secured Party” has the meaning set forth in the Preamble of this Agreement.

“Securities Account Control Agreement” means, when used with respect to a Securities Account, a Securities Account Control Agreement in form and substance reasonably satisfactory to Party B among the relevant Securities Intermediary, the relevant Grantor and the Secured Party.

“Security Documents” means this Agreement, the Mortgage, any Deposit Account Control Agreements, any Issuer Control Agreements, any Securities Account Control Agreements, any Intellectual Property Security Agreements and all other supplemental or additional security agreements, control agreements, mortgages or similar instruments delivered in connection with the Loan Contracts and this Agreement.

“Subsidiary Guarantee” has the meaning set forth in the Preamble of this Agreement.

“Subsidiary Guarantor” has the meaning set forth in the Preamble of this Agreement.

“Trademark License” means any agreement now or hereafter in existence granting to any Grantor, or pursuant to which any Grantor grants to any other Person, any right to use any Trademark.

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“Trademarks” means: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, brand names, certification marks, trade dress, domain names and any other indications of origin, prints and labels on which any of the foregoing have appeared or appear, package and other designs, and all other source or business identifiers, and all general intangibles of like nature, and the rights in any of the foregoing which arise under applicable law, (ii) the goodwill of the business symbolized thereby or associated with each of them, (iii) all registrations and applications in connection therewith, including registrations and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, (iv) all renewals of any of the foregoing, (v) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (vi) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

“Trademark Security Agreement” means a Trademark Security Agreement, in form and substance reasonably satisfactory to Party B, executed and delivered by a Grantor in favor of the Secured Party.

“Tranche 1 Loan Document” has the meaning set forth in the Preamble of this Agreement.

“Tranche 2 Loan Document” has the meaning set forth in the Preamble of this Agreement.

“Transaction Liens” means the Liens granted by the Grantors under the Security Documents.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Transaction Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

SECTION 2. Grant of Transaction Liens. (a) Each Grantor, in order to secure the Secured Obligations, grants to the Secured Party a continuing security interest in and Lien upon all the following property of such Grantor, whether now owned or existing or hereafter acquired or arising and regardless of where located:

(i)      all Accounts;

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(ii)   all Chattel Paper;

(iii)   all cash and Deposit Accounts;

(iv)   all Documents;

(v)   all Equipment;

(vi) all General Intangibles (including (x) any Equity Interests in other Persons that do not constitute Investment Property and (y) any Intellectual Property);

(vii)   all Instruments;

(viii)   all Inventory;

(ix)   all Investment Property;

(x)   the Commercial Tort Claims described in Schedule 3;

(xi)   all Letter-of-Credit Rights;

(xii) all books and records (including customer lists, credit files, computer programs, printouts and other computer materials and records) of such Grantor pertaining to any of its Collateral;

(xiii) such Grantor’s ownership interest in (1) its Collateral Accounts, (2) all Financial Assets credited to its Collateral Accounts from time to time and all Security Entitlements in respect thereof and (3) all cash held in its Collateral Accounts from time to time; and

(xiv) all Proceeds of the Collateral described in the foregoing clauses (i) through (xi);

provided that the following property is excluded from the foregoing security interests: (A) motor vehicles the perfection of a security interest in which is excluded from the Uniform Commercial Code in the relevant jurisdiction, (B) voting Equity Interests in any Foreign Subsidiary, to the extent (but only to the extent) required to prevent the Collateral from including more than 66% of all voting Equity Interests in such Foreign Subsidiary and (C) any property to the extent that the grant of a security interest therein is prohibited by any applicable law or regulation, requires a consent not obtained of any governmental authority pursuant to any applicable law or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment

10

Property, any applicable shareholder or similar agreement, except to the extent that such law or regulation or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law. Each Grantor shall upon request of the Secured Party use all reasonable efforts to obtain any such required consent that is reasonably obtainable.

(b) With respect to each right to payment or performance included in the Collateral from time to time, the Transaction Lien granted therein includes a continuing security interest in (i) any Supporting Obligation that supports such payment or performance and (ii) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.

(c) The Transaction Liens are granted as security only and shall not subject the Secured Party to, or transfer or in any way affect or modify, any obligation or liability of any Grantor with respect to any of the Collateral or any transaction in connection therewith.

SECTION 3. Representations and Warranties. Each Grantor represents and warrants that:

(a) Such Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction identified as its jurisdiction of organization in its Perfection Certificate.

(b) With respect to each Grantor, Schedule 1 lists all Equity Interests owned by such Grantor as of the date hereof. Such Grantor holds all such Equity Interests directly (i.e., not through a Subsidiary, a Securities Intermediary or any other Person).

(c)  With respect to each Grantor, Schedule 2 lists, as of the date hereof, (i) all Securities owned by such Grantor (except Securities evidencing Equity Interests) and (ii) all Securities Accounts to which Financial Assets are credited in respect of which such Grantor owns Security Entitlements.

(d) Grantor owns no Commodity Account in respect of which such Grantor is the Commodity Customer.

(e) All Pledged Equity Interests owned by such Grantor are owned by it free and clear of any Lien other than (i) the Transaction Liens and (ii) any Permitted Liens. All shares of capital stock included in such Pledged Equity Interests (including shares of capital stock in respect of which such Grantor owns a Security Entitlement) have been duly authorized and validly issued and are fully paid and non-assessable. None of such Pledged Equity Interests is subject to any

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option to purchase or similar right of any Person. Such Grantor is not and will not become a party to or otherwise bound by any agreement which restricts in any manner the rights of any present or future holder of any Pledged Equity Interest with respect thereto.

(f) Such Grantor has good and marketable title to all its Collateral (subject to exceptions that are, in the aggregate, not material), free and clear of any Lien other than Permitted Liens.

(g) Such Grantor has not performed any acts that might prevent the Secured Party from enforcing any of the provisions of the Security Documents or that would limit the Secured Party in any such enforcement. No financing statement, security agreement, mortgage or similar or equivalent document or instrument covering all or part of the Collateral owned by such Grantor is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect or record a Lien on such Collateral, except financing statements, mortgages or other similar or equivalent documents with respect to Permitted Liens. After the date hereof, no Collateral owned by such Grantor will be in the possession or under the Control of any other Person having a claim thereto or security interest therein.

(h) The Transaction Liens on all Collateral owned by such Grantor (i) have been validly created, (ii) will attach to each item of such Collateral on the date hereof (or, if such Grantor first obtains rights thereto on a later date, on such later date) and (iii) when so attached, will secure all the Secured Obligations.

(i) Such Grantor has delivered a Perfection Certificate to the Secured Party. With respect to each Grantor, information set forth therein is correct and complete as of the date hereof. Within 60 days from the date hereof, such Grantor will furnish to the Secured Party a file search report from each UCC filing office listed in its Perfection Certificate, showing the filing made at such filing office to perfect the Transaction Liens on its Collateral.

(j) Upon (i) the filing of a UCC financing statement in proper and appropriate form in the relevant filing office with respect to any Grantor, to the extent that the security interest granted hereunder in the Collateral of such Grantor may be perfected by filing a UCC financing statement, and (ii) the taking of possession in the case of Collateral with respect to which a security interest may be perfected through possession, such security interest will constitute a perfected security interest in such Collateral. When, in addition to the filing of such UCC financing statements, the applicable Intellectual Property Filings have been made with respect to such Grantor’s Recordable Intellectual Property (including any future filings required pursuant to Sections 4(a) and 5(a)), the Transaction Liens will constitute perfected security interests in all right, title and interest of such

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Grantor in its Recordable Intellectual Property to the extent that security interests therein may be perfected by such filings, prior to all Liens and rights of others therein except Permitted Liens. Except for (i) the filing of such UCC financing statements and (ii) such Intellectual Property Filings, no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of the Security Documents or is necessary for the validity or enforceability thereof or for the perfection or due recordation of the Transaction Liens or for the enforcement of the Transaction Liens. Upon execution and delivery of an Account Control Agreement in respect of each Collateral Account, the security interest of the Secured Party with respect to such Collateral Account shall be perfected by Control.

(k) Such Grantor has taken, and will continue to take, all actions necessary under the UCC to perfect its interest in any Accounts or Chattel Paper purchased or otherwise acquired by it, as against its assignors and creditors of its assignors.

SECTION 4. Further Assurances; General Covenants. Each Grantor covenants as follows:

(a) Such Grantor will, from time to time, at such Grantor’s expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including any Intellectual Property Filing) that from time to time may be necessary or desirable, or that the Secured Party may reasonably request, in order to:

(i) create, preserve, perfect, confirm or validate the Transaction Liens on such Grantor’s Collateral;

(ii) in the case of Pledged Deposit Accounts and Pledged Investment Property, cause the Secured Party to have Control thereof;

(iii) enable the Secured Party to obtain the full benefits of the Security Documents; or

(iv) enable the Secured Party to exercise and enforce any of its rights, powers and remedies with respect to any of such Grantor’s Collateral.

Such Grantor authorizes the Secured Party to execute and file such financing statements or continuation statements in such jurisdictions with such descriptions of collateral (including “all assets” or “all personal property” or other words to that effect) and other information set forth therein as the Secured Party may reasonably deem necessary or desirable for the purposes set forth in the preceding sentence. Each Grantor also ratifies its authorization for the Secured Party to file

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in any such jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof. The Secured Party is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may reasonably be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interests granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Secured Party as secured party. The relevant Grantor will pay the costs of, or incidental to, any Intellectual Property Filings and any recording or filing of any financing or continuation statements or other documents recorded or filed pursuant hereto.

(b) Such Grantor will not (i) change its name or organizational form or structure, (ii) change its location (determined as provided in UCC Section 9-307) or (iii) become bound, as provided in UCC Section 9-203(d) or otherwise, by a security agreement entered into by another Person, unless it shall have given the Secured Party prior notice thereof and delivered an Opinion of Counsel with respect thereto in accordance with Section 4(c).

(c) At least 30 days before it takes any action contemplated by Section 4(b), such Grantor will, at its expense, cause to be delivered to the Secured Party an Opinion of Counsel, in form and substance reasonably satisfactory to Party B, to the effect that (i) all financing statements and amendments or supplements thereto, continuation statements and other documents required to be filed or recorded in order to perfect and protect the Transaction Liens against all creditors of and purchasers from such Grantor after it takes such action (except any continuation statements specified in such Opinion of Counsel that are to be filed more than six months after the date thereof) have been filed or recorded in each office necessary for such purpose, (ii) all fees and taxes, if any, payable in connection with such filings or recordations have been paid in full and (iii) except as otherwise agreed by the Secured Party, such action will not adversely affect the perfection or priority of the Transaction Lien on any Collateral to be owned by such Grantor after it takes such action or the accuracy of such Grantor’s representations and warranties herein relating to such Collateral.

(d) If any of its Collateral is in the possession or control of a warehouseman, bailee or agent at any time, such Grantor will (i) notify such warehouseman, bailee or agent of the relevant Transaction Liens, (ii) instruct such warehouseman, bailee or agent to hold all such Collateral for the Secured Party’s account subject to the Secured Party’s instructions (which shall permit such Collateral to be removed by such Grantor in the ordinary course of business until the Secured Party notifies such warehouseman, bailee or agent that an Event of Default has occurred and is continuing), (iii) cause such warehouseman, bailee or agent to Authenticate a Record acknowledging that it holds possession of such Collateral for the Secured Party’s benefit and (iv) make such Authenticated Record available to the Secured Party.

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(e) Such Grantor will not sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to, any of its Collateral; provided that such Grantor may do any of the foregoing unless (i) doing so would violate a provision of this Agreement or the Loan Contracts or (ii) an Event of Default shall have occurred and be continuing and either (A) the Secured Party shall have notified such Grantor that its right to do so is terminated, suspended or otherwise limited or (B) the maturity of any or all of any Secured Obligations shall have been accelerated. Concurrently with any sale, lease or other disposition (except a sale or disposition to another Grantor or a lease) permitted by the foregoing proviso, the Transaction Liens on the assets sold or disposed of (but not in any Proceeds arising from such sale or disposition) will cease immediately without any action by the Secured Party. The Secured Party will, at Party A’s expense, execute and deliver to the relevant Grantor such documents as such Grantor shall reasonably request to evidence the fact that any asset so sold or disposed of is no longer subject to a Transaction Lien.

(f) Such Grantor will, promptly upon request, provide to the Secured Party all information and evidence concerning such Grantor’s Collateral that the Secured Party may reasonably request from time to time to enable it to enforce the provisions of the Security Documents.

SECTION 5. Recordable Intellectual Property. Each Grantor covenants as follows:

(a) Promptly (and in any event within 20 business days) upon request by Party B, each Grantor will promptly sign and deliver to the Secured Party Intellectual Property Security Agreements with respect to all Recordable Intellectual Property then owned by it. Within 30 days after each December 31 thereafter, it will sign and deliver to the Secured Party an appropriate Intellectual Property Security Agreement covering any Recordable Intellectual Property owned by it on such December 31 that is not covered by any previous Intellectual Property Security Agreement so signed and delivered by it. In each case, it will promptly make all Intellectual Property Filings necessary to record the Transaction Liens on such Recordable Intellectual Property.

(b) Upon the occurrence and during the continuance of an Event of Default, each Grantor shall use its best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License under which such Grantor is a licensee to effect the assignment of all such Grantor’s right, title and interest thereunder to Party B for the benefit of the Secured Party.

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SECTION 6. Investment Property. Each Grantor represents, warrants and covenants as follows:

(a) Certificated Securities. On the date hereof, each Grantor will deliver to the Secured Party as Collateral hereunder all certificates representing Pledged Certificated Securities then owned by such Grantor. Thereafter, whenever such Grantor acquires any other certificate representing a Pledged Certificated Security, such Grantor will immediately deliver such certificate to the Secured Party as Collateral hereunder. The provisions of this subsection are subject to the limitation in Section 6(g) in the case of voting Equity Interests in a Foreign Subsidiary.

(b) Uncertificated Securities. Upon request by Party B, each Grantor will promptly (and in any event within 20 business days) enter into (and cause the relevant issuer to enter into) an Issuer Control Agreement in respect of each Pledged Uncertificated Security then owned by such Grantor and deliver such Issuer Control Agreement to the Secured Party (which shall enter into the same). Thereafter, whenever such Grantor acquires any other Pledged Uncertificated Security, such Grantor will enter into (and cause the relevant issuer to enter into) an Issuer Control Agreement in respect of such Pledged Uncertificated Security and deliver such Issuer Control Agreement to the Secured Party (which shall enter into the same). The provisions of this subsection are subject to the limitation in Section 6(g) in the case of voting Equity Interests in a Foreign Subsidiary.

(c) Security Entitlements. Upon request by Party B, each Grantor will, with respect to each Security Entitlement then owned by it, promptly enter into (and cause the relevant Securities Intermediary to enter into) a Securities Account Control Agreement in respect of such Security Entitlement and the Securities Account to which the underlying Financial Asset is credited and will deliver such Securities Account Control Agreement to the Secured Party (which shall enter into the same). Thereafter, whenever such Grantor acquires any other Security Entitlement, such Grantor will, as promptly as practicable, cause the underlying Financial Asset to be credited to a Controlled Securities Account.

(d) Agreement as to Applicable Jurisdiction. In respect of all Security Entitlements owned by such Grantor, and all Securities Accounts to which the related Financial Assets are credited, the Securities Intermediary’s jurisdiction (determined as provided in UCC Section 8-110(e)) will at all times be located in the United States.

(e) Delivery of Pledged Certificates. All Pledged Certificates, when delivered to the Secured Party, will be in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, all in form and substance reasonably satisfactory to Party B.

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(f) Communications. Each Grantor will promptly give to the Secured Party copies of any notices and other communications received by it with respect to (i) Pledged Securities registered in the name of such Grantor or its nominee and (ii) Pledged Security Entitlements as to which such Grantor is the Entitlement Holder.

(g) Foreign Subsidiaries. A Grantor will not be obligated to comply with the provisions of this Section at any time with respect to any voting Equity Interest in a Foreign Subsidiary if and to the extent (but only to the extent) that such voting Equity Interest is excluded from the Transaction Liens at such time pursuant to clause (B) of the proviso at the end of Section 2.

(h) Certification of Limited Liability Company and Partnership Interests. Any limited liability company and any partnership controlled by any Grantor shall either (i) not include in its operative documents any provision that any Equity Interests in such limited liability company or such partnership be a “security” as defined under Article 8 of the Uniform Commercial Code, or (ii) certificate any Equity Interests in any such limited liability company or such partnership. To the extent an interest in any limited liability company or partnership controlled by any Grantor and pledged hereunder is certificated or becomes certificated, each such certificate shall be delivered to the Secured Party pursuant to Section 6(a) and such Grantor shall fulfill all other requirements under Section 6 applicable in respect thereof.

SECTION 7. Deposit Accounts. Each Grantor represents, warrants and covenants as follows:

(a) Promptly (and in any event within 20 business days) upon the request of Party B, each Grantor shall, with respect to each Deposit Account and Commodity Account then maintained by it, enter into (and cause the relevant Depositary Bank and Commodity Intermediary to enter into) a Deposit Account Control Agreement and Commodity Account Control Agreement, as applicable, in form and substance reasonably satisfactory to Party B in respect of such Deposit Account or Commodity Account, as applicable, and will deliver such control agreement to the Secured Party (which shall enter into the same). Thereafter, all cash owned by such Grantor will be deposited, upon or promptly after the receipt thereof, in one or more Controlled Deposit Accounts. Whenever any Grantor establishes any other Deposit Account or Commodity Account, such Grantor shall promptly (and in any event within 20 business days) upon the Party B’s request, cause the relevant Depositary Bank and Commodity Intermediary to enter into a Deposit Account Control Agreement and Commodity Account Control Agreement, as applicable, in form and substance reasonably satisfactory to Party B over such Deposit Account or Commodity Account for the benefit of the Secured Party.

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(b) In respect of each Controlled Deposit Account, the Depositary Bank’s jurisdiction (determined as provided in UCC Section 9-304) will at all times be a jurisdiction in which Article 9 of the Uniform Commercial Code is in effect.

(c) The Secured Party agrees that it will not (i) originate any instructions directing disposition of funds in any Deposit Account or any other instruction in respect of the Deposit Accounts or (ii) issue a Notice of Control or Notice of Exclusive Control (as defined in the relevant Deposit Account Control Agreement) in respect of any Deposit Account unless, in either case, an Event of Default shall have occurred and be continuing, and in each case the Secured Party shall promptly provide a copy to Party A of such instructions or notice.

(d) So long as the Secured Party has Control of a Controlled Deposit Account, the Transaction Lien on such Controlled Deposit Account will be perfected, subject to no prior Liens or rights of others (except CCB’s right to deduct its normal operating charges and any uncollected funds previously credited thereto).

SECTION 8. Commercial Tort Claims. Each Grantor represents, warrants and covenants that Schedule 3 accurately describes, with the specificity required to satisfy Official Comment 5 to UCC Section 9-108, each Material Commercial Tort Claim with respect to which such Grantor is the claimant as of the date hereof.

SECTION 9. Transfer of Record Ownership. At any time when an Event of Default shall have occurred and be continuing, the Secured Party may (and to the extent that action by it is required, the relevant Grantor, if directed to do so by the Secured Party, will as promptly as practicable) cause each of the Pledged Securities (or any portion thereof specified in such direction) to be transferred of record into the name of the Secured Party or its nominee. Each Grantor will take any and all actions reasonably requested by the Secured Party to facilitate compliance with this Section. If the provisions of this Section are implemented, Section 6(b) shall not thereafter apply to any Pledged Security that is registered in the name of the Secured Party or its nominee. The Secured Party will promptly give to the relevant Grantor copies of any notices and other communications received by the Secured Party with respect to Pledged Securities registered in the name of the Secured Party or its nominee.

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SECTION 10. Right to Vote Securities. (a) Unless an Event of Default shall have occurred and be continuing, each Grantor will have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to any Pledged Security owned by it and the Financial Asset underlying any Pledged Security Entitlement owned by it, and the Secured Party will, upon receiving a written request from such Grantor, deliver to such Grantor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any such Pledged Security that is registered in the name of the Secured Party or its nominee or any such Pledged Security Entitlement as to which the Secured Party or its nominee is the Entitlement Holder, in each case as shall be specified in such request and be in form and substance reasonably satisfactory to Party B.

(b) If an Event of Default shall have occurred and be continuing, Party B on behalf of the Secured Party will have the exclusive right to the extent permitted by law to vote, to give consents, ratifications and waivers and to take any other action with respect to the Pledged Investment Property, the other Pledged Equity Interests and the Financial Assets underlying the Pledged Security Entitlements, with the same force and effect as if the Secured Party were the absolute and sole owner thereof, and each Grantor will take all such action as Party B may reasonably request from time to time to give effect to such right.

SECTION 11. Certain Cash Distributions. At any time after Party B shall have requested that Deposit Account Control Agreements be executed in respect of any Deposit Accounts of any Grantor pursuant to Section 7(a) above, Cash Distributions with respect to any Pledged Equity Interest or Pledged Debt of such Grantor that is not held in a Collateral Account (whether held in the name of a Grantor or in the name of Party B or its nominee) shall be deposited, promptly upon receipt thereof, in a Controlled Deposit Account of the relevant Grantor.

SECTION 12. Remedies upon Event of Default. (a) If an Event of Default shall have occurred and be continuing, the Secured Party may exercise any or all of the remedies available to it under the Security Documents.

(b) Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, the Secured Party may exercise all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to any Collateral and, in addition, the Secured Party may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. To the maximum extent permitted by

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applicable law, the Secured Party may be the purchaser of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply all of any part of the Secured Obligations as a credit on account of the purchase price of any Collateral payable at such sale. Upon any sale of Collateral by the Secured Party (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Secured Party or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid to the Secured Party or such officer or be answerable in any way for the misapplication thereof. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Secured Party shall not be obliged to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the maximum extent permitted by law, each Grantor hereby waives any claim against the Secured Party arising because the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. The Secured Party may disclaim any warranty, as to title or as to any other matter, in connection with such sale or other disposition, and its doing so shall not be considered adversely to affect the commercial reasonableness of such sale or other disposition.

(c) If the Secured Party sells any of the Collateral upon credit, the Grantors will be credited only with payment actually made by the purchaser, received by the Secured Party and applied in accordance with Section 13 hereof. In the event the purchaser fails to pay for the Collateral, the Secured Party may resell the same, subject to the same rights and duties set forth herein.

(d) Notice of any such sale or other disposition shall be given to the relevant Grantor(s) as (and if) required by Section 15.

(e) For the purpose of enabling the Secured Party to exercise rights and remedies under this Agreement at such time as the Secured Party shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Secured Party an irrevocable license (exercisable without payment of royalty or other compensation to the Grantors), to use, license or sublicense any

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of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Secured Party may be exercised only upon the occurrence and during the continuation of an Event of Default; provided, however, that any license, sublicense or other transaction entered into by the Secured Party in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default.

SECTION 13. Application of Proceeds. (a) If an Event of Default shall have occurred and be continuing, the Secured Party may apply (i) any cash held in the Collateral Accounts and (ii) the proceeds of any sale or other disposition of all or any part of the Collateral, in the following order of priorities:

first, to pay the expenses of such sale or other disposition, including reasonable compensation to agents of and counsel for the Secured Party, and all expenses, liabilities and advances incurred or made by the Secured Party in connection with the Security Documents, and any other amounts then due and payable to the Secured Party pursuant to Section 14;

second, to pay all Secured Obligations ratably ; and

finally, if (and only if) the Release Condition, have been satisfied, to pay to the relevant Grantor, or as a court of competent jurisdiction may direct, any surplus then remaining from the proceeds of the Collateral owned by it;

provided that Collateral owned by a subsidiary and any proceeds thereof shall be applied pursuant to the foregoing clauses first and second only to the extent permitted by the limitations set forth in Section 4 of the Parent Indemnity and Subsidiary Guarantee Letter Agreement.

SECTION 14. Fees and Expenses; Indemnification. (a) Each Grantor agrees, jointly and severally, to forthwith upon demand pay to the Secured Party:

(i) the amount of any taxes that the Secured Party may have been required to pay by reason of the Transaction Liens or to free any Collateral from any other Lien thereon;

(ii) the amount of any and all reasonable out-of-pocket expenses, including transfer taxes and reasonable fees and expenses of counsel and other experts, that the Secured Party may incur in connection with (x) the administration or enforcement of the Security Documents,

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including such expenses as are incurred to preserve the value of the Collateral or the validity, perfection, rank or value of any Transaction Lien, (y) the collection, sale or other disposition of any Collateral or (z) the exercise by the Secured Party of any of its rights or powers under the Security Documents;

(iii) the amount of any fees that any Grantor shall have agreed in writing to pay to the Secured Party and that shall have become due and payable in accordance with such written agreement; and

(iv) the amount required to indemnify the Secured Party for, or hold it harmless and defend it against, any loss, liability or expense (including the reasonable fees and expenses of its counsel and any experts or agents appointed by it hereunder) incurred or suffered by the Secured Party in connection with the Security Documents, except to the extent that such loss, liability or expense arises from the Secured Party’s gross negligence or willful misconduct or a breach of any duty that the Secured Party has under this Agreement (after giving effect to Section 17).

Any such amount not paid to the Secured Party on demand will bear interest for each day thereafter until paid at a rate per annum equal to the sum of 2% plus the rate applicable to the Loans.

(b) If any transfer tax, documentary stamp tax or other tax is payable in connection with any transfer or other transaction provided for in the Security Documents, Party A will pay such tax and provide any required tax stamps to the Secured Party or as otherwise required by law.

(c) The Grantors shall, jointly and severally, indemnify each of the Secured Parties and their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all liabilities, losses, damages, costs and expenses of any kind arising out of, or in connection with the Loan Contracts or any Security Document, except to the extent that such loss, liability or expense arises from such Indemnitee’s gross negligence or willful misconduct.

SECTION 15. Authority to Administer Collateral. Each Grantor irrevocably appoints the Secured Party its true and lawful attorney, with full power of substitution, in the name of such Grantor, for the sole use and benefit of the Secured Party, but at Party A’s expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default shall have occurred and be continuing, all or any of the following powers with respect to all or any of such Grantor’s Collateral:

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(a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

(b) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

(c) to sell, lease, license or otherwise dispose of the same or the proceeds or avails thereof, as fully and effectually as if the Secured Party were the absolute owner thereof, and

(d) to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto;

provided that, except in the case of Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party will give the relevant Grantor at least ten days’ prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made. Any such notice shall (i) contain the information specified in UCC Section 9-613, (ii) be Authenticated and (iii) be sent to the parties required to be notified pursuant to UCC Section 9-611(c); provided that, if the Secured Party fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC.

SECTION 16.  [reserved].

SECTION 17. Limitation on Duty in Respect of Collateral. Beyond the exercise of reasonable care in the custody and preservation thereof, the Secured Party will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Secured Party will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Secured Party in good faith, except to the extent that such liability arises from the Secured Party’s gross negligence or willful misconduct.

SECTION 18.  Termination of Transaction Liens; Release of Collateral.

(a) The Transaction Liens granted by each Grantor shall terminate when all the Release Condition is satisfied.

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(b) At any time before the Transaction Liens granted by each Grantor shall terminate, Party B may in its sole discretion, on behalf of the Secured Party, at the written request of the relevant Grantor, release any Collateral.

(c) Upon any termination of a Transaction Lien or release of Collateral, the Secured Party will, at the expense of the relevant Grantor, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the termination of such Transaction Lien or the release of such Collateral, as the case may be.

SECTION 19. Notices. Each notice, request or other communication given to any party hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

(a) Party A, the Parent Indemnitor, the Subsidiary Guarantor or the Grantors:

1288 Ala Moana Blvd., Suite 220
Honolulu, Hawaii 96814
Attention: Chief Executive Officer
Facsimile No.: + 1 808-682-7807

(b) Party B or the Secured Party:

No. 1, Tianwei Road,
Southwest Airport Economic Development Zone,
Chengdu, China 610200
Attention: Wei Xia
Facsimile No.: +86-28-6705-0035

SECTION 20. No Implied Waivers; Remedies Not Exclusive. No failure by the Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under any Security Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Secured Party of any right or remedy under in connection with any of the Secured Obligations preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies specified in connection with the Secured Obligations are cumulative and are not exclusive of any other rights or remedies provided by law.

SECTION 21. Successors and Assigns. This Agreement is for the benefit of the Secured Party. If all or any part of the Secured Party’s interest in any Secured Obligation is assigned or otherwise transferred, the transferor’s rights hereunder, to the extent applicable to the obligation so transferred, shall be

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automatically transferred with such obligation. This Agreement shall be binding on the Grantors and their respective successors and assigns; provided that no Grantor may assign or otherwise transfer its obligations hereunder without the express written consent of Party B and any purported assignment in violation of this provision shall be null and void.

SECTION 22. Amendments and Waivers. Neither this Agreement nor any provision hereof may be waived, amended, modified or terminated except pursuant to an agreement or agreements in writing entered into by the Secured Party. No such waiver, amendment or modification shall be binding upon any Grantor, except with its written consent.

SECTION 23. Choice of Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

SECTION 24. Waiver of Jury Trial. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY SECURITY DOCUMENT OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 25. Severability. If any provision of any Security Document is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions of the Security Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Party in order to carry out the intentions of the parties thereto as nearly as may be possible and (ii) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction.

[Remainder of page is intentionally blank]

25

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

HOKU SCIENTIFIC, INC.

By:
Name:
Title:

HOKU MATERIALS, INC.

By:
Name:
Title:

TIANWEI NEW ENERGY HOLDINGS CO., LTD.

By:
Name:
Title:

[Signature Page to Security Agreement]

SCHEDULE 1

EQUITY INTERESTS IN SUBSIDIARIES AND AFFILIATES OWNED BY GRANTORS
(as of ______ __, 2009)

Issuer	Jurisdiction of Organization	Owner of Equity Interest	Percentage Owned	Number of Shares or Units

S-1-1

SCHEDULE 2

INVESTMENT PROPERTY OWNED BY GRANTORS
(other than Equity Interests in Subsidiaries and Affiliates)
(as of ______ __, 2009)

PART 1 — Securities

Issuer	Jurisdiction of Organization	Owner of Securities	Amount Owned	Type of Security

PART 2 — Securities Accounts

The Grantors own Security Entitlements with respect to Financial Assets credited to the following Securities Accounts:

Owner	Securities Intermediary	Account Number

S-2-1

SCHEDULE 3

MATERIAL COMMERCIAL TORT CLAIMS

Describe each existing Material Commercial Tort Claim with the specificity required to satisfy Official Comment 5 to UCC Section 9-108.

S-3-1

SCHEDULE 4

EXISTING PERMITTED LIENS

Pursuant to (i) the letter agreement between Hoku Materials, Inc. and Trance, TCS Americas dated as of September 4, 2009 and (ii) the UCC financing statement filed on September 30, 2009 with the Idaho Secretary of State with the filing number B 2009-1070274-2, Trane US, Inc.’s security interest in the following equipment located at the Hoku job site in Pocatello, Idaho:

20-HVA-AHU-001, 20-HVA-AHU-002, 20-HVA-AHU-003, 20-HVA- AHU-004, 20-HVA-AHU-005, 20-HVA-AHU-006, 20-HVA-AHU-007, 20-HVA-AHU-008, 20-HVA-CAF-0001, 20-HVA-CAF-0002, 20-HVA- EFN-001, 20-HVA-EFN-002, 20-HVA-EFN-003, 20-HVA-EFN-004, 20- HVA-EFN-005, 20-HVA-EFN-006, 20-HVA-ERC-0001, 20-HVA-ERC- 0002, 20-HVA-ERC-0003, 20-HVA-ERC-0004, 20-HVA-ERC-0005, 20- HVA-ERC-0006

S-4-1

EXHIBIT C TO
LOAN IMPLEMENTATION AGREEMENT

RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:

Joshua Erez
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017

(Space Above For Recorder’s Use)

DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

GRANTOR:	HOKU MATERIALS, INC., a Delaware corporation

TRUSTEE:	ALLIANCE TITLE & ESCROW CORP.

BENEFICIARY:	TIANWEI NEW ENERGY HOLDINGS CO., LTD., a People’sRepublic of China company

DATE:	_______________, 2009

DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

THIS DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING (the “Deed of Trust”) effective as of ________ __, 2009, by HOKU MATERIALS, INC., a Delaware corporation, whose address is 1288 Ala Moana Blvd., Suite 220, Honolulu, Hawaii 96814, the United States of America, as grantor (the “Grantor”), ALLIANCE TITLE & ESCROW CORP., whose address is P.O. Box 1176, 2350 Via Caporatti, Pocatello, Idaho 83201, as trustee (the “Trustee”), and TIANWEI NEW ENERGY HOLDINGS CO., LTD., a People’s Republic of China company, its successors and assigns, whose address is No 1, Tianwei Road, Southwest Airport Economic Development Zone, Chengdu, China 610200, as beneficiary (the “Beneficiary”).

RECITALS

A. Pursuant to the that letter agreement (the “Loan Implementation Agreement”) dated as of December 22, 2009 among Hoku Scientific, Inc. (the “Parent Indemnitor”), Grantor and Beneficiary, Parent Indemnitor, as borrower, Beneficiary, as entrusting lender, and China Construction Bank Corporation Shuangliu Sub-Branch, a People’s Republic of China bank (“CCB”), as agent, have entered into the Tranche 1 Loan Contract dated as of the date hereof (the “Tranche 1 Loan Contract”) and, as obligated under the Loan Implementation Agreement, will enter into the Tranche 2 Loan Contract (the “Tranche 2 Loan Contract” and together with the Tranche 1 Loan Contract, the “Entrustment Loan Contract”).

B. Pursuant to the Entrustment Loan Contract, Beneficiary agreed to entrust a loan to CCB for the benefit of, and release to, Parent Indemnitor (the “Entrustment Loan”).

C. Parent Indemnitor and Beneficiary have entered into the Parent Indemnity (the “Parent Indemnity”), and Grantor and Beneficiary have entered into the Subsidiary Guarantee (the “Subsidiary Guarantee”), each contained in the letter agreement dated as of the date hereof (the “Parent Indemnity and Subsidiary Guarantee Letter Agreement”). Pursuant to the Parent Indemnity, the Parent Indemnitor agreed to indemnify the foregoing obligations of Beneficiary and is willing to secure its indemnitee thereof by granting liens on its assets to the Beneficiary. Pursuant to the Subsidiary Guarantee, Grantor agreed to guarantee the foregoing obligations of Parent Indemnitor and is willing to secure its guarantee thereof by granting liens on its assets to the Beneficiary.

D. Beneficiary, as a condition precedent to the extension of credit and the making of the Entrustment Loan, has required that Grantor provide Beneficiary with security for the foregoing obligations as well as for the performance, observance and discharge by Grantor or Parent Indemnitor of various covenants, conditions and agreements made by Grantor or Parent Indemnitor to, with, in favor of, and for the benefit of, Beneficiary with respect to such obligations and security.

E. In addition, Grantor and Tianwei New Energy (Chengdu) Wafer Co., Ltd. (“Tianwei Wafer”), an affiliate of Beneficiary have entered into an Amended and Restated Supply Agreement No. 1 and an Amended and Restated Supply Agreement No. 2, each dated as of December 22, 2009 (collectively, the “Supply Agreements”), pursuant to which Grantor has agreed to sell to Beneficiary, and Beneficiary has agreed to purchase from Grantor, a certain amount of Products (as defined in the Supply Agreements) over a ten-year period. Beneficiary is not willing to purchase Products under the Supply Agreements unless the obligations of Grantor under the Supply Agreements are secured. Grantor is willing to secure its obligations under the Supply Agreements by granting liens on its assets to Beneficiary.

1.	Grants of Security.

1.1 Property Granted. In consideration of and in order to secure the repayment, observance, performance and discharge by Parent Indemnitor and Grantor of the Secured Obligations (as defined in Section 1.4 below), Grantor grants, bargains, sells, aliens, remises, releases, conveys, assigns, transfers, pledges, delivers, sets over, hypothecates, warrants, and confirms to Trustee, in trust, with power of sale, for the benefit and security of Beneficiary, as beneficiary hereunder, subject to the terms and conditions of this Deed of Trust, all estate, right, title and interest that Grantor now has or may later acquire in and to the following described properties, rights and interests and all replacements of, substitutions for, and additions thereto (all of which are referred to below as the “Property”):

1.1.1 Real Property. The leasehold interest in real property in Bannock County, Idaho, described in Exhibit A attached hereto and made a part hereof (the “Real Property”), which Real Property is located within an incorporated city or village.

1.1.2 Improvements. All buildings, structures and other improvements of any kind, nature or description now or hereafter erected, constructed, placed or located upon the Real Property (the “Improvements”).

1.1.3 Appurtenances. All tenements, hereditaments, strips and gores of land, rights-of-way, easements, privileges and other appurtenances now or hereafter belonging or in any way appertaining to the Real Property, including, without limitation, all right, title and interest of the Grantor in any after-acquired right, title, interest, remainder or reversion, in and to the beds of any ways, streets, avenues, roads, alleys, passages and public places, open or proposed, in front of, running through, adjoining or adjacent to the Real Property; to the extent owned by Grantor, all minerals, royalties, gas rights, water, water rights, water stock, flowers, shrubs, lawn plants, crops, trees, timber and other emblements now or hereafter located on, under, or above all or any part of the Real Property (the “Appurtenances”).

1.1.4 Leases and Rents. All leases and other agreements affecting the use, enjoyment or occupancy of all or any part of the Real Property or the Improvements heretofore or hereafter entered into whether before or after the filing by or against Grantor of any petition for relief under 11 U.S.C. 101, et seq. (the “Bankruptcy Code”), as the same may be amended from time to time (the “Leases”) and all right, title and interest of Grantor, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, income, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Real Property and the Improvements whether paid or accruing before or after the filing by or against Grantor of any petition for relief under the Bankruptcy Code (the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Secured Obligations (defined below).

1.1.5 Condemnation Awards. Any and all awards, payments or settlements, including interest thereon, and the right to receive the same, as a result of (a) the exercise of the right of eminent domain, (b) the alteration of the grade of any street, and (c) any other injury, damage or casualty to, taking of, or decrease in the value of, the Property, to the extent of all amounts that may be secured by this Deed of Trust at the date of any such award or payment, including but not limited to Reasonable Attorneys’ Fees (as defined below), costs, and disbursements incurred by Beneficiary in connection with the collection of such award or payment.

1.1.6 Fixtures and Personal Property. All machinery, equipment, fixtures (including, but not limited to all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature whatsoever owned by Grantor, or in which Grantor has or shall have an interest, now or hereafter located upon the Real Property or the Improvements, or appurtenant thereto, and used in connection with the present or future operation and occupancy of the Real Property and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Grantor, or in which Grantor has or shall have an interest, now or hereafter located upon the Real Property and the Improvements, or appurtenant thereto, or used in connection with the present or future operation and occupancy of the Real Property and the Improvements (together referred to as the “Fixtures and Personal Property,” which term expressly excludes any toxic waste or substance deemed hazardous under federal, regional, state, or local laws).

1.1.7 Insurance Proceeds. All proceeds of and any unearned premiums on any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance judgments, or settlements made in lieu thereof, for damage to the Property.

1.1.8 Agreements. All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Real Property and any part thereof and any Improvements or respecting any business or activity conducted on the Real Property and any part thereof and all right, title and interest of Grantor therein and thereunder, including, without limitation, the right to receive and collect any sums payable to Grantor thereunder.

1.1.9 Intangibles. All trade names, trademarks, service marks, logos, copyrights, goodwill, books and records and all other general intangibles specific to or used in connection with the operation of the Property.

1.2 Assignment of Leases and Rents. Grantor absolutely and unconditionally assigns to Beneficiary all of Grantor’s right, title and interest in and to all current and future Leases and Rents (the “Assignment of Leases and Rents”); it being intended by Grantor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of this Deed of Trust, Beneficiary grants to Grantor a revocable license to collect and receive the Rents. Grantor shall hold a portion of the Rents sufficient to discharge all current sums due under the Parent Indemnity and Subsidiary Guarantee Letter Agreement and the Supply Agreements, for use in the payment of such sums.

1.3 Security Agreement. This Deed of Trust is both a real property deed of trust and a “security agreement” within the meaning of the Idaho Uniform Commercial Code. The Property includes all rights and interests, whether tangible or intangible in nature, of Grantor in the Property. By executing and delivering this Deed of Trust, Grantor grants Beneficiary, as security for the Secured Obligations, a security interest in the Property that is personal property (the “Personal Property”) to the full extent that the Personal Property may be subject to the Idaho Uniform Commercial Code. Upon its recording, this Deed of Trust shall operate as and constitute a financing statement filed as a fixture filing, covering any of the Property that now is or later becomes fixtures attached to the Real Property or the Improvements. For purposes of this filing, Grantor is the debtor and Beneficiary is the secured party. The City of Pocatello, a municipal corporation of Idaho, is the record owner of the Real Property. The name and mailing address of the Grantor, as debtor, and name and the mailing address of the Beneficiary, as secured party, are as set forth in the initial paragraph of this Deed of Trust. The debtor is an organization, the type of organization is a corporation; the jurisdiction in which the debtor is organized is Delaware; the organizational number in such jurisdiction for the organization is 4300110.

1.4 Secured Obligations. This Deed of Trust and the grants, assignments and transfers made herein are given for the purpose of securing all of the following, in such order of priority as Beneficiary may determine in its sole discretion (the “Secured Obligations”):

1.4.1 The payment of the indemnity obligations of the Parent Indemnitor evidenced by the Parent Indemnity in lawful money of the United States of America.

1.4.2 The payment of interest, default interest, late charges and other sums, as provided in the Parent Indemnity and Subsidiary Guarantee Letter Agreement, this Deed of Trust or the other Credit Documents (as defined below).

1.4.3 The payment of all other monies agreed or provided to be paid by Parent Indemnitor or Grantor in the Parent Indemnity and Subsidiary Guarantee Letter Agreement, this Deed of Trust or the other Credit Documents.

1.4.4 The payment of all sums advanced pursuant to this Deed of Trust to protect and preserve the Property and the lien and the security interest created hereby.

1.4.5 The payment of all sums advanced and costs and expenses incurred by Beneficiary in connection with the Secured Obligations or any part thereof, any renewal,

extension, modification, consolidation, change, substitution, replacement, restatement or increase of the Secured Obligations or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Grantor or Beneficiary.

1.4.6 The performance of all other obligations of Grantor herein.

1.4.7 The performance of each obligation of Grantor in the Credit Documents in addition to the payment of the indemnity obligations of the Parent Indemnitor.

1.4.8 The performance of each obligation in the Credit Documents of any person guaranteeing the payment of the indemnity obligations of the Parent Indemnitor or any portion thereof or performance by Grantor of any terms of this Deed of Trust, if any.

1.4.9 The performance of each obligation of Grantor and any guarantor of the Secured Obligations (“Guarantor”) in any renewal, extension, modification, consolidation, change, substitution, replacement for, restatement or increase of all or any part of the Parent Indemnity and Subsidiary Guarantee Letter Agreement, this Deed of Trust or the other Credit Documents.

1.4.10  The payment and performance of each obligation of Grantor under each of the following:

1.4.10.1 That certain Ground Lease dated March 22, 2007, between Grantor, as Tenant, and the City of Pocatello, a municipal corporation of Idaho, as Landlord, and all modifications, amendment and addendums thereto, regarding the Real Property including, without limitation, the First Amendment to Lease dated June 6, 2008, and the Second Amendment to Lease dated June 19, 2008 (the “Ground Lease”);

1.4.10.2  The Supply Agreements.

The obligations secured hereby may provide for the interest rate, payment terms or balance due to be indexed, adjusted, renewed or renegotiated.

2.	Grantor Covenants. Grantor covenants and agrees as follows:

2.1 Payment of Obligations. Grantor shall pay or cause Parent Indemnitor to pay any amounts due under the Parent Indemnity and Subsidiary Guarantee Letter Agreement or the Supply Agreements, together with all interest thereon, in accordance with the terms of the Parent Indemnity and Subsidiary Guarantee Letter Agreement or the Supply Agreements, as applicable, promptly at the times, at the place and in the manner that said amounts shall become due, and to promptly and punctually pay all other sums required to be paid by Grantor or Parent Indemnitor pursuant to the terms of the Parent Indemnity and Subsidiary Guarantee Letter Agreement, the Supply Agreements, this Deed of Trust, the Assignment of Leases and Rents set forth herein (the “Assignment”) and all other documents and instruments executed as further evidence of, as additional security for, or executed in connection with, the obligations evidenced by the Parent Indemnity and Subsidiary Guarantee Letter Agreement or the Supply Agreements, as applicable, and secured by this Deed of Trust, including the Loan Implementation Agreement and the Entrustment Loan Contract, are collectively referred to as the “Credit Documents.”

2.2 Performance of Other Obligations. Grantor shall perform, comply with, and abide by each and every one of the covenants, agreements and conditions contained and set forth in the Parent Indemnity and Subsidiary Guarantee Letter Agreement, this Deed of Trust, the other Credit Documents, and the Secured Obligations, and shall comply with all laws, ordinances, rules, regulations and orders of any governmental authorities having jurisdiction over the Property that now or hereafter affect the Property or requires any alterations or improvements to be made thereon, and shall perform all of its obligations under any covenant, condition, restriction or agreement of record affecting the Property, including, but not limited to, the Ground Lease, and shall insure that at all times the Property constitutes one or more legal lots capable of being conveyed without violation of any subdivision or platting laws, ordinances, rules or regulations, or other laws relating to the division or separation of real property.

2.3 Preservation and Maintenance of Property. Grantor shall keep all Improvements now existing or hereafter erected on the Real Property in good order and repair and shall not do or permit any waste, impairment or deterioration thereof or thereon, nor alter, remove, or demolish any of the Improvements or any Fixtures and Personal Property attached or appertaining thereto, without the prior written consent of Beneficiary. Grantor shall not initiate, join in, or consent to any change in any private restrictive covenant, zoning ordinance or other public or private restrictions limiting or defining the uses that may be made of the Property or any part thereof, nor do or permit any other act whereby the Property shall become less valuable, be used for purposes contrary to applicable law, or be used in any manner that will increase the premium for or result in a termination or cancellation of the insurance policies hereinafter required to be kept and maintained on the Property. Grantor shall effect such repairs as Beneficiary may reasonably require, and from time to time make all needful and proper replacements so that the Improvements, Appurtenances, Fixtures and Personal Property will, at all times, be in good condition, fit and proper for the respective purposes for which they were originally erected or installed.

2.4  Hazardous Waste.

2.4.1 Subject to the terms and conditions set forth below, Grantor at all times shall keep the Property and ground water of the Property free of Hazardous Materials (as defined below). Grantor shall not and shall not knowingly permit its tenants or any third party requiring the consent of Grantor to enter the Property, to use, generate, manufacture, treat, store, release, threaten release, or dispose of Hazardous Materials in, on, or about the Property or the ground water of the Property in violation of any federal, regional, state, or local law, decision, statute, rule, ordinance or regulation currently in existence or hereinafter enacted or rendered (collectively the “Hazardous Waste Laws”). Grantor shall give Beneficiary prompt written notice of any claim by any person, entity, or governmental agency that a significant release or disposal of Hazardous Materials has occurred in, on, or under the Property in excess of legal limits. Grantor, through its professional engineers and at its cost, shall promptly and thoroughly investigate suspected Hazardous Materials contamination of the Property. Grantor shall forthwith remove, repair, clean up, and/or detoxify any Hazardous Materials found on the Property or in the ground water of the Property if such actions are required by Hazardous Waste Laws, and whether or not Grantor was responsible for the existence of the Hazardous Materials in, on or about the Property or the ground water of the Property. “Hazardous Materials” shall include but not be limited to substances defined as “hazardous substances,” “hazardous materials,” or “toxic substances” in The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, by the Superfund Amendments and Reauthorization Act of 1986, The Hazardous Materials Transportation Act of 1994, The Resource Conservation and Recovery Act of 1976, as amended by The Used Oils Recycling Act of 1980, The Solid Waste Disposal Act amendment of 1984, The Toxic Substances Control Act, The Clean Air Act, The Clean Water Act, Idaho Environmental Protection and Health Act (Idaho Code §§ 39 101 to 39 130), Idaho Water Quality Act (Idaho Code §§ 39 3601 to 39 3639), Idaho Hazardous Waste Management Act (Idaho Code §§ 39 4401 to 39 4432), Idaho Hazardous Substance Emergency Response Act (Idaho Code §§ 39 7101 to 39 7115), Idaho Petroleum Clean Water Trust Fund Act (Idaho Code §§ 41 4901 to 41 4946), Idaho Land Reclamation Act (Idaho Code §§ 39 7201 to 39 7210), Idaho Solid Waste Facilities Act (Idaho Code §§ 39 7401 to 39 7420), Idaho Sale and Disposal of Batteries Act (Idaho Code §§ 39 7001 to 39 7004), or in any other Hazardous Waste Laws. Hazardous materials shall not include small quantities of paints, solvents, lubricants or cleaning materials used in the maintenance or operation of the Property. In addition, Grantor shall not put any underground storage tanks on the Real Property.

2.4.2 Grantor shall indemnify Beneficiary and hold Beneficiary harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against Beneficiary for, with respect to, or as a direct or indirect result of, the presence in, on, or under, or the escape, seepage, leakage, spillage, discharge, emission, or release from, the Property of any Hazardous Materials (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Hazardous Waste Laws), regardless of the source of origination and whether or not caused by, or within the control of, Grantor.

2.4.3 Liability under this Section 2.4 and similar provisions in this Deed of Trust and the other Credit Documents concerning Hazardous Materials shall survive repayment of the obligations under the Parent Indemnity and Subsidiary Guarantee Letter Agreement and the Supply Agreements and satisfaction of this Deed of Trust; provided, however, Grantor shall have no liability under this Section 2.4 regarding Hazardous Materials if the Property becomes contaminated subsequent to Beneficiary’s acquisition of the Property by foreclosure, or acceptance by Beneficiary of a deed in lieu thereof, or subsequent to any transfer of ownership of the Property that was approved or authorized by Beneficiary in writing, pursuant to this Deed of Trust, provided that such transferee assumes in writing all of the obligations of Grantor under the Credit Documents with respect to Hazardous Materials. The burden of proof under this section with regard to establishing the date upon which any Hazardous Material was placed or appeared in, on, or under the Property shall be upon Grantor.

2.5      Accessibility.

2.5.1 Grantor at all times shall maintain the Property in full compliance with all existing and hereafter enacted federal, state, county, regional or local laws, ordinances, rules and regulations governing accessibility for the disabled, including but not limited to The Architectural Barriers Act of 1968, The Rehabilitation Act of 1973, The Fair Housing Act of 1988, and The Americans with Disabilities Act (the “Accessibility Laws”).

2.5.2 Grantor shall indemnify Beneficiary and hold Beneficiary harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against Beneficiary for, with respect to, or as a direct or indirect result of, the non-compliance of the Property with the Accessibility Laws whether or not caused by, or within the control of, Grantor.

2.5.3 Liability under this Section 2.5 and similar provisions in this Deed of Trust and the other Credit Documents concerning Accessibility Laws shall survive repayment of the obligations under the Parent Indemnity and Subsidiary Guarantee Letter Agreement and the Supply Agreements and satisfaction of this Deed of Trust; provided, however, Grantor shall not be liable under this Section 2.5 for compliance with any Accessibility Laws if such Accessibility Laws first become effective, or such violations result from alterations or improvements to the Property that are performed subsequent to Beneficiary’s acquisition of the Property by foreclosure or acceptance of a deed in lieu thereof, or subsequent to any transfer that was approved or authorized by Beneficiary pursuant to this Deed of Trust, provided that such transferee assumes in writing all obligations pertaining to Accessibility Laws pursuant to this Deed of Trust and the other Credit Documents.

2.6 Use of Property. The Property shall be used only for any legal use including, without limitation, the construction and operation of a polysilicon manufacturing facility and for no other use without the prior written consent of Beneficiary, which consent may be withheld in Beneficiary’s discretion.

2.7 Payment of Taxes, Assessments and Other Charges. Except as otherwise provided in the Ground Lease, Grantor shall pay all taxes, assessments, and other charges that are or may be hereafter levied or assessed upon or against the Property, when the same shall become due and payable according to law, before the same become delinquent, and before any interest or penalty shall attach thereto. Grantor shall deliver official receipts evidencing the payment of the same to Beneficiary not later than thirty (30) days following payment. Grantor shall have the right to contest, in good faith, the proposed assessment of ad valorem taxes or special assessments by governmental authorities having jurisdiction over the Property; provided, however, Grantor shall give written notice thereof to Beneficiary and Beneficiary may, in its sole discretion, require Grantor to post a bond or other collateral satisfactory to Beneficiary in connection with any such action by Grantor.

2.8 Payment of Liens, Charges and Encumbrances. Grantor shall immediately pay and discharge from time to time when the same shall become due all lawful claims and demands of mechanics, materialmen, laborers and others that, if unpaid, might result in, or permit the creation of, a lien, charge or encumbrance upon the Property or any part thereof, or on the rents, issues, income, revenues, profits and proceeds arising therefrom and, in general, to do or cause to be done everything necessary so that the lien of this Deed of Trust shall be fully preserved, at the cost of Grantor, without expense to Beneficiary. Grantor shall have the right to contest, in good faith and in accordance with applicable laws and procedures, mechanics’ and materialmens’ liens filed against the Property; provided however, that Grantor shall give written notice thereof to Beneficiary, and Beneficiary may, in its sole discretion, require Grantor to post a bond or other collateral satisfactory to Beneficiary (and acceptable to the title insurance company insuring this Deed of Trust) in connection with any such action by Grantor.

2.9 Payment of Junior Encumbrances. Grantor shall not permit default or delinquency under any lien, imposition, charge or encumbrance against the Property, even though junior and inferior to the lien of this Deed of Trust; provided however, the foregoing shall not be construed to permit any other lien or encumbrance against the Property.

2.10 Payment of Mortgage Taxes. Grantor shall pay any and all taxes that may be levied or assessed under the laws of the United States of America or the political subdivisions thereunder directly or indirectly upon the Parent Indemnity and Subsidiary Guarantee Letter Agreement and/or this Deed of Trust (except for income taxes payable by Beneficiary) or the obligations secured hereby, without regard to any law that may be hereafter enacted imposing payment of the whole or any part thereof upon Beneficiary, its successors or assigns.

2.11  Insurance.

2.11.1 Grantor shall obtain and maintain, or cause to be maintained, insurance for Grantor and the Property providing at least the following coverages:

(a) Property Insurance. Insurance with respect to the Improvements and building equipment insuring against any peril as set forth under the Causes of Loss-Special Form in an amount equal to amounts at all times sufficient to prevent Beneficiary from becoming a co-insurer within the terms of the applicable policies and under applicable law, but in any event such insurance shall be maintained in an amount equal to the full insurable value of the Improvements and building equipment on the Property. The term “full insurable value” means the actual replacement cost of the Improvements and building equipment (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping, and paving).

(b) Liability Insurance. Commercial general liability insurance, including bodily injury, death and property damage liability insurance, against any and all claims, including all legal liability to the extent insurable and imposed upon Beneficiary and all court costs and attorneys’ fees and expenses, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Property in such amounts as are generally available at commercially reasonable premiums and are generally required by institutional lenders for properties comparable to the Property but in no event for a combined single limit of less than $3,000,000.00.

(c) Business Interruption. Business interruption and/or loss of “rental income” insurance in an amount sufficient to avoid any co-insurance penalty and to provide proceeds that will cover a period of not less than one (1) year from the date of casualty or loss, the term “rental income” to mean the sum of (A) the total then ascertainable Rents payable under the Leases and (B) the total ascertainable amount of all other amounts to be received by Grantor from third parties that are the legal obligation of the tenants, reduced to the extent such amounts would not be received because of operating expenses not incurred during a period of non-occupancy of that portion of the Property then not being occupied.

(d) Flood Insurance. Flood insurance in an amount at least equal to the lesser of (A) the principal balance of the Entrustment Loan Contract, or (B) the maximum limit of coverage available for the Property under the National Flood Insurance Act of 1968, The Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law (the “Flood Acts”), if any portion of the Improvements is now or at any time in the future located within an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the Flood Acts.

(e) Other Insurance. Such other insurance with respect to the Property against loss or damage of the kinds from time to time customarily insured against and in such amounts as are generally available at commercially reasonable premiums and are generally required by institutional lenders for properties comparable to the Property.

2.11.2 All insurance provided for in Subsection 2.11.1 shall be obtained under valid and enforceable policies (the “Policies” or in the singular, the “Policy”), and shall be issued by one or more domestic primary insurer(s) having (i) an investment grade rating or claims paying ability assigned by one or more credit rating agencies approved by Beneficiary (a “Rating Agency”) and (ii) a general policy rating of A or better and a financial class of VI or better by A.M. Best Company, Inc. (each such insurer shall be referred to below as a “Qualified Insurer”). All insurers providing insurance required by this Deed of Trust shall be authorized to issue insurance in the state in which the Property is located. The Policy referred to in Paragraph (b) above shall name Beneficiary as an additional named insured and the Policy referred to in Paragraphs (a), (c), (d), and (e) above shall provide that all proceeds be payable to Beneficiary as set forth in this Deed of Trust. The Policies referred to in Paragraphs (a), (d), and (e) shall also contain: (i) a standard “non-contributory mortgagee” endorsement or its equivalent (such as the Beneficiary’s Loss Payable endorsement 438 BFU, in long form) relating, inter alia, to recovery by Beneficiary notwithstanding the negligent or willful acts or omission of Grantor; (ii) to the extent available at commercially reasonable rates, a waiver of subrogation endorsement as to Beneficiary; and (iii) an endorsement providing for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of similar properties in the general vicinity of the Property, but in no event in excess of an amount approved by Beneficiary. All Policies described in Subsection 2.11.1 shall contain (i) a provision that such policies shall not be canceled or terminated, nor shall they expire, without at least thirty (30) days’ prior written notice to Beneficiary in each instance; and (ii) include effective waivers by the insurer of all claims for Insurance Premiums (defined below) against any loss payees, additional insureds and named insureds (other than Grantor). Certificates of insurance with respect to all renewal and replacement Policies shall be delivered to Beneficiary not less than thirty (30) days prior to the expiration date of any of the Policies required to be maintained hereunder which certificates shall bear notations evidencing payment of applicable premiums (the “Insurance Premiums”). Originals or certificates of such replacement Policies shall be delivered to Beneficiary promptly after Grantor’s receipt thereof but in any case within thirty (30) days after the effective date thereof. If Grantor fails to maintain and deliver to Beneficiary the original Policies or certificates of insurance required by this Deed of Trust, Beneficiary may procure such insurance at Grantor’s sole cost and expense.

2.11.3 Grantor shall comply with all insurance requirements and shall not bring or keep or permit to be brought or kept any article upon any of the Property or cause or permit any condition to exist thereon that would be prohibited by an insurance requirement, or would invalidate the insurance coverage required hereunder to be maintained by Grantor on or with respect to any part of the Property pursuant to this Section.

2.11.4 If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Grantor shall give prompt notice of such damage to Beneficiary and provided that Grantor shall have received the Net Proceeds (defined below), Grantor shall promptly commence and diligently prosecute the completion of the repair and restoration of the property as nearly as possible to the condition the Property was in immediately prior to such fire or other casualty, with such alterations as may be approved by Beneficiary (the “Restoration”) and otherwise in accordance with Section 2.13 of this Deed of Trust.

2.11.5 The insurance coverage required under Subsection 2.11.1 may be effected under a blanket policy or policies covering the Property and other properties and assets not constituting a part of the security hereunder; provided that any such blanket policy shall specify, except in the case of public liability insurance, the portion of the total coverage of such policy that is allocated to the Property, and any sublimit in such blanket policy applicable to the Property, and shall in any case comply in all other respects with the requirements of this Section.

2.11.6 Grantor waives any and all right to claim or recover against Beneficiary, its officers, employees, agents and representatives, by way of subrogation or otherwise, for any loss sustained by Grantor, or any loss or damage to the Property, Grantor’s property or the property of others under Grantor’s control from any cause insured against or required to be insured against by the provisions of this Deed of Trust.

2.12 Condemnation. Grantor shall promptly give Beneficiary notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Beneficiary copies of any and all papers served in connection with such proceedings. Beneficiary may participate in any such proceedings to the extent permitted by law. Upon an Event of Default, Grantor shall deliver to Beneficiary all instruments requested by it to permit such participation. Grantor shall, at its expense, diligently prosecute any such proceedings, and shall consult with Beneficiary, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-

public authority through eminent domain or otherwise (including, but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Grantor shall continue to pay the Secured Obligations at the time and in the manner provided for its payment in the Parent Indemnity and Subsidiary Guarantee Letter Agreement, the Supply Agreements and in this Deed of Trust and the Secured Obligations shall not be reduced until any award or payment therefor shall have been actually received and applied by Beneficiary, after the deduction of expenses of collection, to the reduction or discharge of such obligations. Beneficiary shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided herein or in the Parent Indemnity and Subsidiary Guarantee Letter Agreement. If the property or any portion thereof is taken by the power of eminent domain, Grantor shall promptly commence and diligently prosecute the Restoration of the Property in accordance with this Deed of Trust. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Beneficiary of the award or payment, Beneficiary shall have the right, whether or not a deficiency judgment on the Parent Indemnity and Subsidiary Guarantee Letter Agreement shall have been sought, recovered or denied, to receive the award or payment, or a portion thereof sufficient to pay the Secured Obligations.

2.13     Restoration After Casualty or Condemnation.

In the event of a casualty or a taking by eminent domain, the following provisions shall apply in connection with the Restoration of the Property:

2.13.1 If (i) the Net Proceeds (defined below) do not exceed Fifty Thousand Dollars ($50,000.00) (“Casualty Amount”); (ii) the costs of completing the Restoration as reasonably estimated by Grantor shall be less than or equal to the Casualty Amount; (iii) no Event of Default shall have occurred and be continuing under the Parent Indemnity and Subsidiary Guarantee Letter Agreement, this Deed of Trust, the other Credit Documents, or any of the Secured Obligations; (iv) the Property and the use thereof after the Restoration will be in compliance with, and permitted under, all applicable zoning laws, ordinances, rules and regulations; and (v) such fire or other casualty or taking, as applicable, does not materially impair access to the Property or the Improvements, then the Net Proceeds will be disbursed directly to Grantor and Grantor shall commence and diligently prosecute to completion, the Restoration of the Property to as nearly as possible the condition it was in immediately prior to such fire or other casualty or such taking. Except upon the occurrence and continuance of an Event of Default, Grantor shall settle any insurance claims with respect to the Net Proceeds which in the aggregate are less than or equal to the Casualty Amount. Beneficiary shall have the right to participate in and reasonably approve any settlement for insurance claims with respect to the Net Proceeds that in the aggregate are equal to or greater than the Casualty Amount. If an Event of Default shall have occurred and be continuing, Grantor irrevocably empowers Beneficiary, in the name of Grantor as its true and lawful attorney-in-fact, to file and prosecute such claim and to collect and to make receipt for any such payment. If the Net Proceeds are received by Grantor, such Net Proceeds shall, until the completion of the related work, be held in trust for Beneficiary and shall be segregated from other funds of Grantor to be used to pay for the cost of the Restoration in accordance with the terms hereof.

2.13.2 If the Net Proceeds are greater than the Casualty Amount, such Net Proceeds shall be paid to Beneficiary to be held by Beneficiary to be made available to Grantor for the Restoration in accordance with the provisions of this Subsection. Grantor shall commence and diligently prosecute to completion the Restoration (in the case of a taking, to the extent the Property is capable of being restored). The term “Net Proceeds” for purposes of this Section shall mean: (i) the net amount of all insurance proceeds under the Policies carried pursuant to Paragraphs 2.11.1(a), (d), (e), and (f) of this Deed of Trust as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to reasonable counsel fees), if any, in collecting the same, or (ii) the net amount of all awards and payments received by Beneficiary with respect to a taking referenced in Section 2.12 of this Deed of Trust, after deduction of its reasonable costs and expenses (including, but not limited to reasonable counsel fees), if any, in collecting the same, whichever the case may be.

(a) The Net Proceeds shall be made available to Grantor for payment of, or reimbursement of Grantor’s expenses in connection with, the Restoration, subject to the following conditions:

(i) No Event of Default shall have occurred and be continuing under the Parent Indemnity and Subsidiary Guarantee Letter Agreement, this Deed of Trust, the other Credit Documents, or any of the Secured Obligations;

(ii) Beneficiary shall, within a reasonable period of time prior to request for initial disbursement, be furnished with an estimate of the cost of the Restoration accompanied by an architect’s certification as to such costs and appropriate plans and specifications for the Restoration;

(iii) The Net Proceeds, together with any cash or cash equivalent deposited by Grantor with Beneficiary, are sufficient to cover the cost of the Restoration as such costs are certified by the architect;

(iv) Beneficiary shall be satisfied that any operating deficits, including all scheduled payments under the Entrustment Loan Contract and the Supply Agreements which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty or taking, whichever the case may be, will be covered out of (1) the Net Proceeds, or (2) other funds of Grantor;

(v)  [reserved];

(vi)  The  Property  and  the  use  thereof  after  the  Restoration  will  be  in compliance with, and permitted under, all applicable zoning laws, ordinances, rules and regulations; and

(vii) Such fire or other casualty or taking, as applicable, does not materially impair access to the Property or the Improvements.

(b) The Net Proceeds shall be held by Beneficiary and, until disbursed in accordance with the provisions of this Subsection, shall constitute additional security for the Secured Obligations. The Net Proceeds other than the Net Proceeds paid under the Policy described in Paragraph 2.11.1(c) shall be disbursed by Beneficiary to, or as directed by, Grantor from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Beneficiary that (A) all materials installed and work and labor performed (except to the extent that they are to be directly paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded and discharged of record or in the alternative fully insured to the satisfaction of Beneficiary by the title insurance company insuring the lien of this Deed of Trust.

(c) Beneficiary shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Beneficiary and an independent consulting engineer selected by Beneficiary (the “Casualty Consultant”), such acceptance not to be unreasonably withheld or delayed. All costs and expenses incurred by Beneficiary in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Grantor.

(d) Beneficiary shall not be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant.

(e) Beneficiary shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(f) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Beneficiary, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Grantor shall deposit the deficiency (the “Net Proceeds Deficiency”) with Beneficiary before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Beneficiary shall be held by Beneficiary and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Paragraph shall constitute additional security for the Secured Obligations.

(g) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Beneficiary after the Casualty Consultant certifies to Beneficiary that the Restoration has been completed in accordance with the provisions of this Section, and the receipt by Beneficiary of evidence satisfactory to Beneficiary that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Beneficiary to Grantor, provided no Event of Default shall have occurred and shall be continuing under the Parent Indemnity and Subsidiary Guarantee Letter Agreement, this Deed of Trust, the other Credit Documents or any of the Secured Obligations.

2.14 Compliance with Laws. Grantor shall observe, abide by, and comply with all statutes, ordinances, laws, orders, requirements or decrees relating to the Property enacted, promulgated or issued by any federal, state, county or local governmental authority or any agency or subdivision thereof having jurisdiction over Grantor or the Property. Grantor shall observe and comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits (including, but not limited to, zoning, variances, special exceptions and nonconforming uses), privileges, franchises and concessions that are applicable to the Property or that have been granted to or contracted for by Grantor in connection with any existing, presently contemplated or future use of the Property.

2.15 Maintenance of Permits. Grantor shall obtain, keep, and constantly maintain in full force and effect during the entire term of this Deed of Trust all certificates, licenses and permits necessary to keep the Property operating as a polysilicon manufacturing facility. Except as specifically provided for in this Deed of Trust, Grantor shall not assign, transfer or in any manner change such certificates, licenses or permits without first receiving the written consent of Beneficiary.

2.16 Obligations of Grantor as Lessor. Grantor shall perform every obligation of Grantor (as the lessor) and enforce every obligation of the lessee in each lease or other occupancy agreement of the Property or any part thereof under which Grantor is the lessor or the grantor of occupancy rights (the “Occupancy Leases”), if any. Grantor shall not modify, alter, waive, or cancel any Occupancy Lease or any part thereof, without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld (but such consent shall not be required for such action as to Occupancy Leases if such action is in the ordinary course of business of owning and operating the Property in a prudent manner). Grantor, except as provided for in this Deed of Trust, shall not assign any Occupancy Lease or any rents to any party other than Beneficiary, without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld. In the event of default under any Occupancy Lease by reason of failure of the Grantor to keep or perform one or more of the covenants, agreements or conditions thereof, Beneficiary is authorized and empowered, and may, at its sole option, remedy, remove or cure any such default, and further, Beneficiary may, at its sole option and in its sole discretion, but without obligation to do so, pay any sum of money deemed necessary by it for the performance of said covenants, agreements and conditions, or for the curing or removal of any such default, and incur all expenses and obligations which it may consider necessary or reasonable in connection therewith, and Grantor shall repay on demand all such sums so paid or advanced by Beneficiary together with interest thereon until paid at the then applicable interest rate of the Entrustment Loan Contract plus ten (10) basis points. All such sums, if unpaid, shall be added to and become part of the indebtedness secured hereby. All Occupancy Leases hereafter made shall be subject to the approval of Beneficiary and (a) shall be at competitive market rental rates then prevailing in the geographic area for property comparable to the Property, and (b) at Beneficiary’s option, shall be superior or subordinate in all respects to the lien of this Deed of Trust. Beneficiary shall not require approval in advance of any Occupancy Leases that conform to the Grantor’s Form Lease (as defined below) as previously approved by Beneficiary, except as set forth below.

2.16.1 Grantor shall not, without the prior written consent of Beneficiary, surrender or terminate, either orally or in writing, any Occupancy Lease now existing or hereafter made with any Major Tenant (as defined below) for all or part of the Property, permit an assignment or sublease of any such Occupancy Lease, except as set forth in the Occupancy Lease, or request or consent to the subordination of any Occupancy Lease to any lien subordinate to this Deed of Trust. If requested, Grantor shall furnish Beneficiary with copies of all executed Occupancy Leases of all or any part of the Property now existing or hereafter made, and Grantor shall assign to Beneficiary (which assignment shall be in form and content acceptable to Beneficiary), as additional security for the Parent Indemnity and Subsidiary Guarantee Letter Agreement and the Supply Agreements, all Occupancy Leases now existing or hereafter made for all or any part of the Property. Additionally, if any tenant lease contains a provision allowing the tenant to terminate their lease upon payment of a lease termination fee, Grantor agrees that all such sums shall be paid to Beneficiary so long as this Deed of Trust is in effect and held by Beneficiary to be applied to the obligations secured by this Deed of Trust until a new tenant is secured for the space at the same or higher rent. All funds held by Beneficiary shall be applied to regular payments due under the Parent Indemnity and Subsidiary Guarantee Letter Agreement and the Supply Agreements and not for prepayment unless there is a default hereunder.

2.16.2 Beneficiary hereby specifically reserves the right to approve all prospective tenants under all Occupancy Leases hereafter proposed to be made if: (i) the term thereof, excluding options to renew the same, exceeds five (5) years; or (ii) the net rentable area to be occupied thereunder, including expansion options, exceeds ten percent (10%) of the net leasable area of the Improvements (the tenants under such leases are referred to as “Major Tenants”). Grantor shall notify Beneficiary in writing of all prospective Major Tenants and shall deliver to Beneficiary, at Grantor’s sole cost and expense, information about the prospective Major Tenant reasonably requested by Beneficiary.

2.17 Funds Held by Beneficiary for Taxes, Insurance Premiums, and Other Charges. In order to more fully protect the security of this Deed of Trust, Grantor shall, upon the request of Beneficiary at any time following the occurrence of an Event of Default, deposit with Beneficiary, together with and in addition to each monthly payment due on account of the indebtedness evidenced by the Entrustment Loan Contract, an amount equal to one twelfth (1/12) of the annual total of such taxes, assessments, insurance premiums, and other charges (all as estimated by Beneficiary in its sole discretion) so that, at least thirty (30) days prior to the due date thereof, Beneficiary shall be able to pay in full all such taxes, assessments, insurance premiums, and other charges as the same shall become due, and Beneficiary may hold without paying interest and commingle with its general funds the sums so deposited and apply the same to the payment of such taxes, assessments, insurance premiums, or other charges as they become due and payable. If at any time the funds so held by Beneficiary are insufficient to pay such taxes, assessments, insurance premiums, or other charges as they become due and payable,

Grantor shall immediately, upon notice and demand by Beneficiary, deposit with Beneficiary the amount of such deficiency, and the failure on the part of Grantor to do so shall entitle Beneficiary, at its sole option, to make such payments in accordance with its right and pursuant to the conditions elsewhere provided in this Deed of Trust. Whenever any default exists under this Deed of Trust, Beneficiary may, at its sole option but without an obligation so to do, apply any funds so held by it pursuant to this Section toward the payment of the indebtedness secured hereby, notwithstanding the fact that the amount owing thereon may not then be due and payable or that said indebtedness may otherwise be adequately secured in such order and manner of application as Beneficiary may elect.

2.18 Examination of Grantor’s Records. Grantor shall maintain complete and accurate books and records showing in detail the income and expenses of the Property, and shall permit Beneficiary and its representatives to examine such books and records and all supporting vouchers and data during normal business hours and from time to time upon request by Beneficiary, in such place as such books and records are customarily kept, and shall furnish to Beneficiary, within sixty (60) days after the close of each fiscal year of Grantor, annual statements (income statements and a balance sheet) for the Grantor and the Property in a form acceptable to Beneficiary and shall be prepared in accordance with generally accepted accounting principles, and shall include a rent roll, certified as true and correct by Grantor and showing in detail all income derived from and expenses incurred in connection with the ownership of the Property. Upon the occurrence of an Event of Default, Beneficiary shall have the right to require that the financial statements be audited and certified by a certified public accountant acceptable to Beneficiary, at the sole cost and expense of Grantor.

3.	Representations and Warranties. Grantor represents and warrants to Beneficiary that:

3.1 Warranty of Title. Grantor has good right, title and interest in and to the Property, subject to the Ground Lease; Grantor has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same; Grantor possesses a leasehold interest in the Real Property pursuant to the Ground Lease; and, subject to the Ground Lease, Grantor owns the Improvements and the Property free and clear of all liens, encumbrances and charges whatsoever except for the Ground Lease and other matters currently of record. Subject to the Ground Lease and other matters currently of record, Grantor shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Deed of Trust and shall forever warrant and defend the same to Beneficiary against the claims of all persons whomsoever.

3.2  Status of Property.

3.2.1 Grantor has obtained all necessary certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of the Property and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.

3.2.2 All public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.

3.2.3 The Property complies with the Americans With Disabilities Act and any regulations promulgated thereunder.

3.2.4 No part of the Real Property consists of or is classified as wetlands, tidelands, or swamp and overflow lands.

3.3 Leases. With regard to Occupancy Leases, if any, except as disclosed in the rent roll for the Property delivered to and approved by Beneficiary, (a) Grantor is the sole owner of the entire lessor’s interest in the Occupancy Leases; (b) the terms of all alterations, modifications and amendments to the Occupancy Leases are reflected in the certified rent roll delivered to and approved by Beneficiary; (c) none of the Rents reserved in the Occupancy Leases have been assigned or otherwise pledged or hypothecated (except to Beneficiary); (d) the premises demised under the Occupancy Leases have been completed and the tenants under the Occupancy Leases have accepted the same and have taken possession of the same on a rent-paying basis; (e) the Occupancy Leases are valid and enforceable against Grantor and the tenants set forth therein; (f) no person or entity has any possessory interest in, or right to occupy, the Property except under and pursuant to an Occupancy Lease; and (g) each Occupancy Lease is subordinate to this Deed of Trust, either pursuant to its terms or a recorded subordination agreement.

3.4 Taxes. Grantor has filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by it and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. Grantor does not know of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

4.	Further Assurances.

4.1 Inspection by Beneficiary. Beneficiary, and/or its agents, shall have the right and shall be permitted, but shall not be required, at all reasonable times, to enter upon and inspect the Property to insure compliance with the covenants, agreements, and conditions set forth in this Deed of Trust.

4.2 Execution of Additional Documents. Grantor shall, at the cost of Grantor, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers, assurances and other instruments, including security agreements and financing statements, as Beneficiary shall from time to time require for the purpose of better assuring, conveying, assigning, transferring and confirming unto Beneficiary the Property and rights hereby encumbered, created, conveyed, assigned or intended now or hereafter so to be encumbered, created, conveyed or assigned or that Grantor may now be or may hereafter become bound to encumber, create, convey, or assign to Beneficiary, or for the purpose of carrying out the intention or facilitating the performance of the terms of this Deed of

Trust, or for filing, registering, or recording this Deed of Trust, and to pay all filing, registration, or recording fees and all taxes, costs and other expenses, including Reasonable Attorneys’ Fees, incident to the preparation, execution, acknowledgment, delivery, and recordation of any of the same.

5. Further Encumbrance Prohibited. Grantor shall not, without the prior written consent of Beneficiary, sell, convey, mortgage, grant, bargain, encumber, pledge, assign, or otherwise transfer the Property or any part thereof or permit the Property or any part thereof to be sold, conveyed, mortgaged, granted, bargained, encumbered, pledged, assigned, or otherwise transferred. A sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer within the meaning of this Section shall be deemed to include, but not limited to (a) an installment sales agreement wherein Grantor agrees to sell the Property or any part thereof for a price to be paid in installments; (b) an agreement by Grantor leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Grantor’s right, title and interest in and to any Leases or any Rents; (c) if Grantor or any general partner or managing member (or if no managing member, any member) of Grantor is a corporation, the voluntary or involuntary sale, conveyance, transfer or pledge of such corporation’s stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock by which an aggregate of more than 49% of such corporation’s stock shall be vested in a party or parties who are not now owners of more than 49% of such corporation’s stock; and (d) if Grantor or any general partner or managing member (or if no managing member, any member) of Grantor is a limited or general partnership or joint venture, the change, removal or resignation of a general partner or the transfer or pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, and (e) if Grantor or any general partner or member of Grantor is a limited liability company, the change, removal or resignation of a managing member (or if no managing member, any member) or the transfer of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest. Notwithstanding the foregoing, the following transfers shall not be deemed to be a sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment or transfer within the meaning of this Section: (a) transfer by devise or descent or by operation of law upon the death of a member, general partner or stockholder of Grantor or any member or general partner thereof, and (b) a sale, transfer or hypothecation of a membership, partnership or shareholder interest in Grantor, whichever the case may be, by a current member, general partner or shareholder, as applicable, to an immediate family member (i.e., parents, spouses, siblings, children or grandchildren) of such member, general partner or shareholder, or to a trust for the benefit of an immediate family member of such member, general partner or shareholder.

6. Default. The occurrence of any one or more of the following events shall constitute an “Event of Default”:

6.1 The occurrence of any “Event of Default” under, and as defined in the Entrstument Loan Contract.

6.2 A failure by Grantor or any Guarantor to observe or perform any covenant or agreement contained in any Credit Document, and such failure shall continue unremedied for a period of 15 days after notice thereof from Beneficiary.

6.3 Any real property deed of trust or security interest created under this Deed of Trust shall cease to be, or shall be asserted by Grantor not to be, a valid and perfected real property deed of trust and security interest in favor of Beneficiary on the Property, with the priority required by this Deed of Trust.

6.4 Any representation or warranty made or deemed made by or on behalf of Grantor or any Guarantor under or in connection with any Credit Document shall prove to have been incoorrect in any material respect on the date made or deemed made.

6.5  [Reserved]

6.6  [Reserved]

7.	Rights and Remedies.

7.1 Remedies. Upon the occurrence of any Event of Default, Beneficiary may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Grantor and in and to the Property, including, but not limited to the following actions, each of which may, to the extent permitted by applicable law, be pursued concurrently or otherwise, at such time and in such order as Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Beneficiary:

7.1.1    Declare the entire unpaid Secured Obligations to be immediately due and payable.

7.1.2 Institute proceedings, judicial or otherwise, for the complete foreclosure of this Deed of Trust under any applicable provision of law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner.

7.1.3 Sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Grantor therein and rights of redemption thereof, pursuant to power of sale or otherwise, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law.

7.1.4 Institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Parent Indemnity and Subsidiary Guarantee Letter Agreement or in the other Credit Documents.

7.1.5 Apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the

Secured Obligations and without regard for the solvency of Grantor or of any person, firm or other entity liable for the payment of the Secured Obligations.

7.1.6 Subject to any applicable law, the license granted to Grantor under Subsection 1.2 shall automatically be revoked and Beneficiary may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Grantor and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Grantor and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Grantor agrees to surrender possession of the Property and of such books, records and accounts to Beneficiary upon demand, and thereupon Beneficiary may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Beneficiary deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Grantor with respect to the Property, whether in the name of Grantor or otherwise, including without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect, and receive all Rents of the Property and every part thereof; (v) require Grantor to pay monthly in advance to Beneficiary, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Grantor; (vi) require Grantor to vacate and surrender possession of the Property to Beneficiary or to such receiver and, in default thereof, Grantor may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment of the Secured Obligations, in such order, priority and proportions as Beneficiary shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Beneficiary, its counsel, agents and employees.

7.1.7 Exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Personal Property or any part thereof, and to take such other measures as Beneficiary may deem necessary for the care, protection and preservation of the Personal Property, and (ii) request Grantor at its expense to assemble the Personal Property and make it available to Beneficiary at a convenient place acceptable to Beneficiary. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Personal Property sent to Grantor in accordance with the provisions hereof at least ten days prior to such action, shall constitute commercially reasonable notice to Grantor.

7.1.8 Apply the undisbursed balance of any Net Proceeds or any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Secured Obligations in such order, priority and proportions as Beneficiary shall deem to be appropriate in its discretion.

7.1.9    Pursue such other remedies as Beneficiary may have under applicable law.

Notwithstanding the provisions of this Section to the contrary, if any Event of Default as described in Subsection 6.4 (i) or (ii) shall occur, the entire unpaid Secured Obligations shall be automatically due and payable, without any further notice, demand or other action by Beneficiary.

7.2 Foreclosure by Power of Sale. If Beneficiary elects to foreclose by exercise of the power of sale herein contained, Beneficiary shall notify Trustee and shall deposit with the Trustee this Deed of Trust, the Parent Indemnity and Subsidiary Guarantee Letter Agreement and such receipts and evidence of expenditures made and secured hereby as Trustee may require. Upon receipt of such notice from Beneficiary, Trustee shall cause to be recorded and given all notices required by law. Trustee shall, without demand on Grantor, after lapse of such time as may then be required by law and after recordation of such Notice of Default and after Notice of Sale having been given as required by law, sell the Property at the time and place of sale fixed by it in said Notice of Sale either as a whole, or in separate lots or parcels as Trustee shall deem expedient, unless Beneficiary specifies certain terms and conditions that are permitted by applicable law, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale. The Trustee may postpone any sale by public announcement at the time and place noticed for the sale. Trustee shall deliver to such purchaser or purchasers thereof its good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including without limitation, Grantor, Trustee or Beneficiary, may purchase at such sale. At any judicial or trustee sale of the Property, Beneficiary may credit bid (as determined by Beneficiary in its sole and absolute discretion) all or any portion of the Secured Obligations.

7.3 Application of Proceeds. The purchase money, proceeds and avails of any disposition of the Property, or any part thereof, or any other sums collected by Beneficiary pursuant to the Parent Indemnity and Subsidiary Guarantee Letter Agreement, this Deed of Trust or the other Credit Documents, may be applied by Beneficiary to the payment of the Secured Obligations in such priority and proportions as Beneficiary in its discretion shall deem proper, subject to any applicable law.

7.4 Right to Cure Defaults. Upon the occurrence of any Event of Default, Beneficiary may, but without any obligation to do so and without notice to or demand on Grantor and without releasing Grantor from any obligation hereunder, cure the same in such manner and to such extent as Beneficiary may deem necessary to protect the security hereof. Beneficiary is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Deed of Trust or collect the Secured Obligations, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section, shall constitute a portion of the Secured Obligations and shall be due and payable to Beneficiary upon demand. All such costs and expenses incurred by Beneficiary in remedying such Event of Default or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the default rate specified in the Entrustment Loan Contract (the “Default Rate”), for the period after notice from Beneficiary that such cost or expense was incurred to the date of payment to Beneficiary. All such costs and expenses incurred by Beneficiary together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Secured Obligations and be secured by this Deed of Trust and the other Credit Documents and shall be immediately due and payable upon demand by Beneficiary therefor.

7.5 Examination of Books and Records. Beneficiary, its agents, accountants and attorneys shall have the right upon prior written notice to examine the records, books, management and other papers of Grantor and its affiliates that reflect upon their financial condition, at the Property or at any office regularly maintained by Grantor, its affiliates or any Guarantor where the books and records are located. Beneficiary and its agents shall have the right upon notice to make copies and extracts from the foregoing records and other papers. In addition, Beneficiary, its agents, accountants and attorneys shall have the right to examine and audit the books and records of Grantor and its affiliates or of any Guarantor pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of Grantor, its affiliates or any Guarantor where the books and records are located.

7.6  Other Rights.

7.6.1 The failure of Beneficiary to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Deed of Trust. Grantor shall not be relieved of Grantor’s obligations hereunder by reason of (i) the failure of Beneficiary to comply with any request of Grantor to take any action to foreclose this Deed of Trust or otherwise enforce any of the provisions hereof or of the Parent Indemnity and Subsidiary Guarantee Letter Agreement, the other Credit Documents or the Secured Obligations, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Secured Obligations or any portion thereof, or (iii) any agreement or stipulation by Beneficiary extending the time of payment or otherwise modifying or supplementing the terms of the Parent Indemnity and Subsidiary Guarantee Letter Agreement, this Deed of Trust, the other Credit Documents or the Secured Obligations.

7.6.2 The risk of loss or damage to the Property is on Grantor, and Beneficiary shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Beneficiary shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Beneficiary’s possession.

7.6.3 Beneficiary may resort for the payment and/or performance of the Secured Obligations to any other security held by Beneficiary in such order and manner as Beneficiary, in its discretion, may elect. Beneficiary may take action to recover the Secured Obligations, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Beneficiary thereafter to foreclose this Deed of Trust. The rights of Beneficiary under this Deed of Trust shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Beneficiary shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Beneficiary shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

7.7 Beneficiary’s Power. Beneficiary may release or reconvey any portion of the Property for such consideration as Beneficiary may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Deed of Trust, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Beneficiary for such release or reconveyance, and may accept by assignment, pledge or otherwise any other property in place thereof as Beneficiary may require without being accountable for so doing to any other lienholder. This Deed of Trust shall continue as a lien and security interest in the remaining portion of the Property. Without affecting the liability of any other person liable for the payment and/or performance of the Obligations and without in any way impairing or affecting the lien or priority of this Deed of Trust, Beneficiary may, from time to time and without notice (i) release any person so liable; (ii) extend the maturity or alter any of the terms of any Secured Obligation; (iii) grant other indulgences; or (iv) make compositions or other arrangements with debtors in relation thereto.

7.8 Right of Entry. Beneficiary and its agents shall have the right upon prior written notice to enter and inspect the Property at all reasonable times upon notice to Grantor.

7.9 Acceptance of Trust; Powers and Duties of Trustee. Trustee accepts this trust when this Deed of Trust is recorded. From time to time upon written request of Beneficiary and presentation of this Deed of Trust, or a certified copy thereof, for endorsement, and without affecting the personal liability of any person for payment of any indebtedness or performance of any other Obligation, Trustee may, without liability therefor and without notice: (a) reconvey all or any part of the Property; (b) consent to the making of any map or plat of the Property; (c) join in granting any easement on the Property; (d) join in any declaration of covenants and restrictions; or (e) join in any extension agreement or any agreement subordinating the lien or charge of this Deed of Trust. Nothing contained in the immediately preceding sentence shall be construed to limit, impair or otherwise affect the rights of Trustee in any respect. Trustee is not obligated to notify any party hereto of pending sale under any other deed of trust or of any action or proceeding in which Grantor, Beneficiary, or Trustee shall be a party unless brought by Trustee.

7.10 Substitution of Trustee. Beneficiary may at any time, and from time to time, and without notice, replace and substitute a new trustee in place of the existing Trustee under this Deed of Trust, in the manner provided for under, and as allowed by, current Idaho law.

7.11 Reconveyance by Trustee. Upon written request of Beneficiary stating that all sums secured hereby have been paid and upon surrender of this Deed of Trust to Trustee for cancellation and retention and upon payment by Grantor of Trustee’s fees, Trustee shall reconvey to Grantor, or the person or persons legally entitled thereto, without warranty, any portion of the Property then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof.

8. Indemnification. If Beneficiary shall become a party either as plaintiff or as defendant, in any action, suit, appeal or legal proceeding (including, without limitation, foreclosure, condemnation, bankruptcy, administrative proceedings or any proceeding wherein proof of claim is by law required to be filed), hearing, motion or application before any court or administrative body in relation to the Property or the lien and security interest granted or created hereby or herein, or for the recovery or protection of said indebtedness or the Property, or for the foreclosure of this Deed of Trust, Grantor shall save and hold Beneficiary harmless from and against any and all costs and expenses incurred by Beneficiary on account thereof, including, but not limited to, Reasonable Attorneys’ Fees, title searches and abstract and survey charges, at all trial and appellate levels, and Grantor shall repay, on demand, all such costs and expenses, together with interest thereon until paid at the then applicable rate of interest of the Entrustment Loan Contract plus ten (10) basis points; all of which sums, if unpaid, shall be added to and become a part of the indebtedness secured hereby.

9. Usury Savings Clause. Notwithstanding any provisions in the Parent Indemnity and Subsidiary Guarantee Letter Agreement or in this Deed of Trust to the contrary, the total liability for payments in the nature of interest including but not limited to default interest and late payment charges shall not exceed the limits imposed by the laws of the State of Idaho or, if controlling, the United States relating to maximum allowable charges of interest. Beneficiary shall not be entitled to receive, collect or apply, as interest on the obligations evidenced by the Parent Indemnity and Subsidiary Guarantee Letter Agreement or the Supply Agreements, any amount in excess of the maximum lawful rate of interest permitted to be charged by applicable law. If Beneficiary ever receives, collects or applies as interest any such excess, such amount that would be excessive interest shall be applied to reduce the unpaid principal balance of the obligations evidenced by the Parent Indemnity and Subsidiary Guarantee Letter Agreement and the Supply Agreements. If the unpaid principal balance of such obligations has been paid in full, any remaining excess shall be paid to Grantor.

10. Notices. All notices or other written communications hereunder shall be deemed to have been properly given (a) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof, (b) one (1) business day after having been deposited for overnight delivery with any reputable overnight courier service, or (c) three (3) business days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Grantor:	HOKU MATERIALS, INC.
1288 Ala Moana Blvd., Suite 220
Honolulu, Hawaii 96814
Attention: Chief Executive Officer
Facsimile No.: + 1 808-682-7807

With a copy to:	STOEL RIVES LLP
101 S. Capitol Blvd., Suite 1900
Boise, Idaho 83702

Attention: Paul M. Boy
Facsimile No.: +1 208-389-9040

If to Beneficiary:	TIANWEI NEW ENERGY HOLDINGS CO., LTD
No 1, Tianwei Road
Southwest Airport Economic Development Zone
Chengdu, China 610200
Attention: Wei Xia
Facsimile No.: +86-28-6705-0035

With a copy to:	Davis Polk & Wardwell LLP
26/F, Twin Towers West,
B12, Jian Guo Men Wai Avenue,
Chao Yang District, Beijing, P.R.C. 100022
Attention: Howard Zhang
Facsimile No.: + 86-10-8567-5123

or addressed as such party may from time to time designate by written notice to the other parties. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

11. Governing Law. This Deed of Trust is to be governed by and construed in accordance with the laws of the state of Idaho where the Property is located and, if controlling, by the laws of the United States and shall be binding upon Grantor, its heirs, personal representatives, successors and assigns and shall inure to the benefit of Beneficiary, its successors and assigns.

12.	Miscellaneous.

12.1 Successors and Assigns: Terminology. The provisions hereof shall be binding upon Grantor and the heirs, personal representatives, successors and assigns of Grantor, and shall inure to the benefit of Beneficiary, its successors and assigns. Where more than one Grantor is named herein, the obligations and liabilities of said Grantor shall be joint and several. Wherever used in this Deed of Trust, unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, the word “Grantor” shall mean Grantor and/or any subsequent owner or owners of the Property, the word “Beneficiary” shall mean Beneficiary or any subsequent holder or holders of this Deed of Trust, and the word “person” shall mean an individual, trustee, trust, corporation, partnership or unincorporated association. As used herein, the phrase “Reasonable Attorneys’ Fees” shall mean fees charged by attorneys selected by Beneficiary based upon such attorneys’ then prevailing hourly rates as opposed to any statutory presumption specified by any statute then in effect in the State of Idaho.

12.2 Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Applicable Law.

12.3 Inapplicable Provision. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

12.4 Attorney’s Fees for Enforcement. Grantor shall pay to Beneficiary on demand any and all expenses, including legal expenses and attorney’s fees, incurred or paid by Beneficiary in protecting its interest in the Property or Personal Property or in collecting any amount payable hereunder or in enforcing its rights hereunder with respect to the Property or Personal Property, whether or not any legal proceeding is commenced hereunder or thereunder and whether or not any default or Event of Default shall have occurred and is continuing, together with interest thereon at the Default Rate from the date paid or incurred by Beneficiary until such expenses are paid by Grantor.

12.5 Modifications. This Deed of Trust cannot be changed, altered, amended or modified except by an agreement in writing and in recordable form, executed by both Grantor and Beneficiary.

12.6 Captions. The captions set forth at the beginning of the various sections of this Deed of Trust are for convenience only and shall not be used to interpret or construe the provisions of this Deed of Trust.

12.7 Liability. If Grantor consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several.

12.8 Duplicate Originals; Counterparts. This Deed of Trust may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Deed of Trust may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Deed of Trust. The failure of any party hereto to execute this Deed of Trust, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

12.9 Entire Agreement. The Parent Indemnity and Subsidiary Guarantee Letter Agreement, this Deed of Trust and the other Credit Documents constitute the entire understanding and agreement between Grantor and Beneficiary with respect to the transactions arising in connection with the Secured Obligations and supersede all prior written or oral understandings and agreements between Grantor and Beneficiary with respect thereto.

[Signature pages follow]

GRANTOR

HOKU MATERIALS, INC., a Delaware corporation

By
Name:
Title:

[Guarantor’s signature page to Mortgage]

STATE OF __________	)
) ss.
County of ___________	)

On  this  _____  day  of  __________,  20___,  before  me  __________________________, personally appeared ________________________, known or identified to me (or proved to me on the oath of ______________________________) to be the president, or vice-president, or secretary or assistant secretary, of HOKU MATERIALS, INC., a Delaware corporation, the corporation that executed the instrument or the person who executed the instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Type or print name:

Notary Public, State of Hawaii

My Commission Expires ________________________________

[Notary page to Mortgage]

IN WITNESS WHEREOF, Trustee has executed this Deed of Trust as of the day and year first written above.

TRUSTEE

ALLIANCE TITLE & ESCROW CORP.

By
Name:
Title:

[Trustee’s signature page to Mortgage]

IN WITNESS WHEREOF, Beneficiary has executed this Deed of Trust as of the day and year first written above.

BENEFICIARY

TIANWEI NEW ENERGY HOLDINGS CO., LTD., a People’s Republic of China company

By
Name:
Title:

[Beneficiary’s signature page to Mortgage]

EXHIBIT D TO
LOAN IMPLEMENTATION AGREEMENT

__________ __, 2009

Tianwei New Energy Holdings Co., Ltd.
No 1, Tianwei Road,
Southwest Airport Economic Development Zone,
Chengdu, China 610200
Attention: Wei Xia

Re:      Parent Indemnity and Subsidiary Guarantee

Ladies and Gentlemen:

Reference is made to the letter agreement (the “Loan Implementation Agreement”) dated as of December 22, 2009 among Tianwei New Energy Holdings Co., Ltd., a corporation organized under the laws of the People’s Republic of China (“Tianwei”), Hoku Scientific, Inc., a Delaware corporation (the “Company”) and Hoku Materials, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Hoku Materials”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Loan Implementation Agreement.

1. The Company shall indemnify and hold harmless Tianwei, its Affiliates (as defined below), and their respective directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of the Loan Contracts or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) the Tranche 1 Loan or the Tranche 2 Loan or the use or proposed use of the proceeds therefrom or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee (the “Indemnity”). Notwithstanding the foregoing, the Company shall have no obligation to pay under the Indemnity (i) the amount of any portion of the Tranche 1 Loan or the Tranche 2 Loan to the extent not released by China Construction Bank Corporation Shuangliu Sub-Branch (the “Bank”) to the Company or (ii) the amount of any portion of the Tranche 1 Loan or the Tranche 2 Loan repaid by the Company to the Bank or any other amount payable to Tianwei under the Loan Implementation Agreement paid by the Company to the Bank that the Bank shall have failed to pay over Tianwei; provided that the exclusion from the Indemnity set forth in this sentence shall be limited precisely as written and shall not relieve the Company from its obligations under the Indemnity in respect of any amount other than the amounts expressly set forth in clauses (i) and (ii) hereof. No Indemnitee shall have any liability for any indirect or consequential damages relating to this letter agreement or the Loan Contracts or arising out of its activities in connection herewith or therewith. All amounts due under this letter agreement shall be payable within ten Business Days after demand therefor. The agreements in this paragraph 1 shall survive the termination of the Loan Contracts and the repayment, satisfaction or discharge of all the other obligations thereunder. “Affiliate” means, with respect to any person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

2. As a condition of and inducement to the willingness of Tianwei and the Bank to enter into the Loan Contracts, Hoku Materials hereby irrevocably and unconditionally, as primary obligor, undertakes and guarantees the full, prompt and complete performance by the Company of all its obligations under the Indemnity, and the due and punctual payment of all sums then or subsequently payable by the Company to Tianwei or the Bank under the Indemnity (including any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company (or would accrue but for the operation of applicable bankruptcy or insolvency laws)) when the same shall become due (whether at stated maturity, upon acceleration or otherwise) (the “Subsidiary Guarantee”). The Subsidiary Guarantee is a guaranty of payment and not of collection.

3. The obligations of Hoku Materials under the Indemnity shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

2

(i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company or any other guarantor or any other person or entity under the Indemnity or the Loan Contracts or any other agreement or instrument entered into or delivered in connection therewith, by operation of law or otherwise;

(ii) any modification or amendment of or supplement to the Indemnity or the Loan Contracts or any other agreement or instrument entered into or delivered in connection therewith;

(iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Company or any other guarantor or any other person or entity under the Indemnity or the Loan Contracts or any other agreement or instrument entered into or delivered in connection therewith;

(iv) any change in the corporate or other existence, structure or ownership of the Company or any other guarantor or any other person or entity, or any insolvency, bankruptcy, suspension of payments, reorganization or other similar proceeding affecting the Company or any other guarantor or any other person or entity or any of their assets or any resulting release or discharge of any obligation of the Company or any other guarantor or any other person or entity contained in the Indemnity or the Loan Contracts or any other agreement or instrument entered into or delivered in connection therewith;

(v) the existence of any claim, set-off or other rights that Hoku Materials may have at any time against the Company or any other guarantor, Tianwei, the Bank or any other person or entity, whether in connection with the Indemnity or the Loan Contracts or any other agreement or instrument entered into or delivered in connection therewith or any unrelated transactions, provided that nothing contained in this letter agreement shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(vi) any invalidity or unenforceability relating to or against Hoku Scientific or any other guarantor or any other person or entity for any reason of the Indemnity or the Loan Contracts or any other agreement or instrument entered into or delivered in connection therewith, or any provision of applicable law or regulation purporting to prohibit the payment of any amount payable pursuant to the Indemnity or the Loan Contracts or any other agreement or instrument entered into or delivered in

3

connection therewith by Hoku Scientific or any other guarantor or any other person or entity; or

(vii) any other act or omission to act or delay of any kind by Hoku Scientific or any other guarantor, any other party to the Indemnity or the Loan Contracts or any other agreement or instrument entered into or delivered in connection therewith, Tianwei or the Bank or any other person or entity, or any other circumstance whatsoever which might, but for the provisions of this clause (vii), constitute a legal or equitable discharge of or defense to any obligation of Hoku Materials hereunder.

4. Hoku Materials shall be liable under the Indemnity and the Subsidiary Guarantee only for amounts aggregating up to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.

5. The obligations of Hoku Materials hereunder shall remain in full force and effect until all amounts payable by the Company under the Indemnity shall have been paid in full. If at any time any payment of any obligation hereunder is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, Hoku Materials’ obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

6.  Hoku Materials irrevocably waives:

(i) acceptance hereof, presentment, demand, protest and any notice not provided for hereunder, as well as any requirement that at any time any action be taken by any person or entity against the Company or any other guarantor or any other person or entity;

(ii) any right to which it may be entitled in connection with any obligation of Tianwei or the Bank to sue or initiate any action and/or complete an action against the Company or any other guarantor or any other person or entity prior to a claim being made against Hoku Materials pursuant hereto;

(iii) any right to which it may be entitled to have the assets of the Company or any other guarantor or any other person or entity first be used and/or applied in full and/or depleted as payment of the Company’s or any such other guarantor’s obligations hereunder, prior to any amounts being claimed from or paid by Hoku Materials pursuant hereto; and

4

(iv) any right to which it may be entitled to have its obligations hereunder divided among itself and one or more other guarantors.

7. If Hoku Materials makes a payment with respect to any obligation hereunder, it shall be subrogated to the rights of the payee against the Company with respect to such payment; provided that Hoku Materials shall not enforce any payment by way of subrogation against the Company, or by reason of contribution against any other guarantor of such obligation, until the principal of and interest on the Tranche 1 Loan and the Tranche 2 Loan and all fees payable thereunder have been paid in full.

8. If any provision contained in this letter agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this letter agreement, but this letter agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

9. This letter agreement shall be binding upon and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns (but no other persons). Any assignment by Hoku Materials of any of its rights or obligations under this letter agreement shall be subject to the prior written consent of Tianwei.

10. No amendment or waiver of any provision of this letter agreement shall be binding unless executed in writing by each of the parties hereto. No oral amendments or modifications of this letter agreement shall be binding between the parties.

11. This letter agreement will become effective upon the execution and delivery hereof. This letter agreement constitutes the entire agreement between the parties with respect to the subject matter of hereof and supersedes the Original Parent Guarantee.

12. This letter agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

[Remainder of page is intentionally blank]

5

Very truly yours,

HOKU MATERIALS, INC.

By:
Name:
Title:

HOKU SCIENTIFIC, INC.

By:
Name:
Title:

Agreed and accepted:

TIANWEI NEW ENERGY HOLDINGS CO., LTD

By:
Name:
Title:

6

[English Translation of Tranche 2 Entrustment Loan Contract]

EXHIBIT E TO
LOAN IMPLEMENTATION AGREEMENT

among

HOKU SCIENTIFIC, INC.

as Borrower

TIANWEI NEW ENERGY HOLDINGS CO., LTD.

as Entrusting Lender

and

  CHINA CONSTRUCTION BANK CORPORATION SHUANGLIU SUB-BRANCH

as Agent

ENTRUSTMENT LOAN CONTRACT

This Entrustment Loan Contract (this “Contract”) is entered into

BY AND BETWEEN

HOKU SCIENTIFIC, INC. as borrower, a corporation formed under the laws of the State of Delaware and located at 1288 Ala Moana Blvd., Suite 220, Honolulu, Hawaii 96814, the United States of America, its fax number being + 1 808-682-7807 and its telephone number being + 1 808-682-7800 (“Party A”);

TIANWEI NEW ENERGY HOLDINGS CO., LTD. as entrusting lender, located at No 1, Tianwei Road, Southwest Airport Economic Development Zone, Chengdu, China 610200 with Qiang Ding as its legal representative (or principal officer), its fax number being +86- 28-6705-0035 and its telephone number being +86-28-6705-0002 (“Party B”); and

CHINA CONSTRUCTION BANK CORPORATION SHUANGLIU SUB-BRANCH as agent, located at [address, post code] with [•] as its principal officer, its fax number being [•] and its telephone number being [•] (“Party C”);

Party A, Party B and Party C hereinafter are collectively referred to as the “Parties” and individually as a “Party”.

WHEREAS

Upon the request of Party A, Party B hereby entrusts Party C to release an entrustment loan to Party A.

NOW, THEREFORE upon consultation, the Parties hereto agree as follows:

1.	LOAN AMOUNT

The amount of the loan that Party B entrusts Party C to release to Party A hereunder shall be U.S. Dollar THIRTY MILLION (the “Loan”).

2.	PURPOSE OF THE LOAN

Party A shall utilize the Loan for the purpose of satisfying vendor payables outstanding as of the date hereof, payables relating to pilot testing and achieving at least 40 metric tons of solar-grade polysilicon that meet customer specifications at the polysilicon plant currently being constructed by Hoku Materials, Inc., a wholly- owned subsidiary of Party A (“Hoku Materials”), in Pocatello, Idaho, and other uses approved by the board of directors of Party A. Party A hereby guarantees that such purpose shall comply with applicable laws, regulations, rules, and policies of PRC and of the country where Party A is located. Party A may not utilize any part of the Loan for any other purpose without consent of Party B and a written notice of such consent to Party C.

3.	TERM OF THE LOAN

The term of the Loan shall be two years, commencing from the effective date hereof and expiring on the second anniversary of the effective date hereof (the “Term”).

Where the above commencement date is inconsistent with the date set forth on the Loan-to Deposit Certificate (“LDC”, or Loan Receipt), the date set forth on the LDC for the first advance of the Loan shall be the commencement date of the Term and the expiry date of the Term shall be adjusted accordingly. The LDC shall constitute an integral part of this Contract and have the equal legal force as this Contract.

4.	INTEREST RATE ON THE LOAN, INTEREST CALCULATION AND SETTLEMENT

The interest rate on the Loan shall be 5.94% per annum (such interest shall be calculated on a daily basis and the daily interest rate shall equal to the annual interest rate divided by 360 days).

The interest on the Loan shall be calculated and settled by the following methods:

The interest on the Loan shall be calculated on the basis of the actual number of days elapsed in a year of 365 days and settled quarterly in arrears at the end of each quarter of the bank (each, an “interest settlement date”).

5.	DELIVERY OF THE ENTRUSTMENT FUNDS AND RELEASE OF THE LOAN

5.1	Party B shall deliver a sufficient amount of the entrustment funds to Party C prior to the release date set forth on the Notification to Release Entrustment Loan.

The entrustment loan fund account hereunder is not and shall not be construed as Party B’s deposit account with Party C and the balance therein is not and shall not be construed as Party B’s deposit balance with Party C. Such account is established only for the purpose of Party C’s internal account treatment and no interest shall accrue on the balance in such account.

5.2	Conditions precedent to advance the Loan:

(1)	Party C has received the entrustment funds, and such funds are free of seizure, freezing or mandatory transfer by any competent authority;

(2)	Party C has received the Notification to Release Entrustment Loan from Party B;

(3)	Party A has opened a special foreign exchange deposit account, where the Loan is in a foreign currency;

(4)	neither Party A nor Party B has breached any provision herein.

5.3
Where the amount of the entrustment funds actually delivered by Party B to Party C is less than the amount of the advance agreed to be released, Party C may refuse the release. If Party B has expressly instructed Party C in the Notification to Release Entrustment Loan to release the loan in the amount of the entrustment funds actually delivered, Party C may release the loan to Party A in such amount as actually delivered, and Party A shall not raise any objection thereto.

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5.4	The Loan shall be advanced in accordance with the schedule specified below:

The advance schedule shall be as follows:

	Advance Date(d/m/y)	Amount

1	effective date of this	US$30 million
Contract

5.5
Where Party C fails to release the Loan in accordance with this Contract due to any reason attributable to Party B, Party B shall be solely liable to Party A for such failure and Party C shall not be liable in any way.

6.	SECURITY FOR THE LOAN

6.1	The Loan shall be secured in the form of items (1) and (2) below

(1)	a security agreement to be executed by Party A, Party B and Hoku Materials; and

(2)	a mortgage to be executed by Party B, Hoku Materials and Alliance Title & Escrow Corp.

6.2	Where registration is required for the security to be effective or enforceable, Party B shall be solely responsible for such registration.

6.3	Both the security provider and the security shall be supervised by Party B alone, unless otherwise agreed between Party B and Party C in writing.

7.	REPAYMENT

7.1	General Principles of Repayment

Unless Party A and Party B have agreed otherwise in writing and notified Party C of such agreement in writing, Party A’s repayment hereunder shall be in the order of interest first and principal second adhering to the principle that the interest shall be fully repaid concurrently with the repayment in full of all the principal amounts.

7.2	Interest Payment

Party A shall pay Party B through Party C any due interest on each interest settlement date. The first interest payment date shall be the first interest settlement date after advance of the Loan. All the interest and principal amounts outstanding shall be paid in full on the date the Term expires.

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7.3	Principal Payment

Party A shall repay the principal of the Loan in accordance with the following schedule:

	Repayment Date(d/m/y)	Amount

1	second anniversary of the	US$30 million
effective date of this
Contract

In case of any adjustment to the above schedule, Party A and Party B shall enter into a written agreement and notify Party C in writing of such agreement.

7.4	Repayment Method

Party A shall deposit a sufficient amount into its bank account at Party C before the repayment date and each interest settlement date and transfer such amount to repay the Loan (Party C may also debit such amount from such account to repay the Loan), or transfer such amount from another bank account of Party A to repay the Loan.

7.5	Prepayment

Subject to the consent between Party A and Party B and a written notice of such consent being sent to Party C, Party A may prepay all or any part of the principal of and the interest on the Loan.

The interest on any principal so prepaid shall be calculated on the basis of the number of days actually lapsed and the interest rate specified herein.

If Party A is required to repay the Loan in installments and prepays part of the principal, the prepaid amount shall be applied in the reverse order of the repayment schedule. After partial prepayment, the outstanding Loan shall still be subject to the interest rate provided herein.

With respect to any prepaid loan, Party C is not obligated to return any handling charges that it has previously received.

7.6	Repayment through Party C

(1)	Party A shall make all repayments through Party C and may not make any repayment directly to Party B. Party C shall promptly notify Party B upon its receipt of any repayment from Party A.

Upon its receipt of any repayment directly from Party A, Party B shall promptly notify Party C thereof and deliver such repayment to Party C for Party C to complete appropriate account treatment in accordance with the normal repayment procedures.

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(2)
In case of any breach of this Contract by Party A or Party B that renders Party C unable to complete appropriate account treatment in a timely and accurate manner or unable to perform its tax withholding obligations, Party A and Party B shall be jointly and severally liable for any and all consequences arising therefrom and for any and all losses suffered by Party C.

7.7	Principles of Repayment upon Multiple Loans Due Simultaneously

Where any proprietary loan provided by Party C to Party A matures concurrently with any entrustment loan provided by Party C to Party A at the request of Party B, Party C may apply Party A's repayment to first repay such proprietary loan if Party A does not designate the order of such repayment, Party C may also debit any of Party A's accounts with Party C for the purpose of repaying first such proprietary loan.

Where there are multiple entrustment loans by Party C to Party A at the request of Party B and such loans mature concurrently, Party A shall designate the order of such repayment, failing which Party C may at its sole discretion determine the order of the repayment.

8.	WITHHOLDING OF BUSINESS TAX AND OTHER TAXES

8.1	Party C may withhold in accordance with applicable laws any business tax and other taxes payable by Party B in connection with the entrustment loan hereunder.

8.2
Party A and Party B shall not agree between them that Party A pays the interest on the Loan directly to Party B. In case Party A pays any interest directly to Party B, Party C may debit any of Party A’s or Party B’s accounts in any currency with Party C for a corresponding amount to fully satisfy its tax withholding obligations.

8.3
Where Party C fails to perform its withholding obligations due to any reason attributable to Party A or Party B, which results in Party C suffering penalties by the tax authority, or advancing any tax payment, or incurring any other liabilities, Party A and Party B shall be jointly and severally liable for full compensation.

9.	HANDLING CHARGES AND OTHER FEES AND EXPENSES

9.1	The handling charges under this Contract shall be paid in accordance with Item (3) below:

(1)	by Party A.

(2)	by Party B.

(3)	50% by Party A and 50% by Party B.

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9.2
The party obligated to pay the handling charges (the “Payer”) shall punctually and fully pay to Party C the handling charges in connection with the Loan in accordance with this Section 9, regardless of whether or not Party A has repaid the principal, or interest or has committed any other breach hereunder. In case the lender-borrower relationship between Party A and Party B or the entrustment relationship between Party B and Party C is void, any handling charges received by Party C will not be returned. The Payer shall remain obligated to pay any payable and outstanding handling charges.

9.3	The rate, schedule and methods of payment of the handling charges shall be as follows:

The handling charges for the Loan shall be 0.2% of the entrusting amount (which means the amount released under this Contract) per annum and shall be payable in advance in U.S. dollars for the full Term (two years) upon the advance of the Loan. If the Loan is overdue or the Term is extended, additional handling charges shall be payable pursuant to the then applicable standard rate for handling charges for entrustment loan. The handling charges for the Loan shall be payable regardless of whether the principal and interest of the Loan are repaid or paid on time.

9.4
In case the Payer defaults on payment of any handling charges in accordance with the above provisions, Party C is entitled to charge a default fee on such unpaid handling charges at a rate of 0.1% per day commencing from the date of such default, and may also debit any of such Payer’s accounts with Party C in any currency for payment of such charges and fees.

9.5
The costs and expenses in association with the legal service, insurance, valuation/appraisal, registration, custody, authentication and notarization arising in connection with this Contract or the security related thereto shall be borne by Party A and Party B in equal portions.

Party C shall not bear any costs and expenses hereunder. Where Party C advances any costs and expenses, including without limitation, any legal, attorney fees, registration fees, notarization fees and public announcement fees, Party A and Party B shall each reimburse Party C half of such advances within 10 working days after the issuance by Party C of a written notice, or Party C may debit any of Party A’s or Party B’s accounts with Party C for such reimbursement.

9.6	Party A and Party B shall be jointly and severally liable to Party C in connection with obligations as specified in this Section 9.

10.	PARTY A’S RIGHTS AND OBLIGATIONS

10.1	Party A’s Rights Party A has the right to:

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(1)	request Party B to notify Party C to release the Loan in accordance with this Contract;

(2)	utilize the Loan for the purpose agreed herein;

(3)
subject to the requirements of Party B, apply to Party B for an extension of the Term and execute an extension agreement with Party B and Party C after its application is accepted by both Party B and Party C;

(4)	require both Party B and Party C to keep confidential the relevant information furnished by Party A except provided otherwise by law, regulations, rules or this Contract; and

(5)
reject Party B or Party C or any of their employees asking for bribe, and lodge a complaint with the competent authority about such misconduct and any other act of Party B or Party C that may violate any PRC laws and regulations.

10.2	Party A’s Obligations

(1)
Party A shall utilize the Loan in accordance with the purpose as provided herein, and shall not misappropriate any Loan proceeds. Party A shall support and cooperate with Party B in its inspection of Party A’s utilization of the Loan proceeds hereunder. Party A shall furnish Party B with its financial and accounting information as well as manufacturing and operating information as requested by Party B and shall ensure the accuracy, completeness and validity of any information it provides.

(2)	Party A shall promptly notify Party B upon the occurrence of any of the following events to Party A:

(i)
contracting, trustee (receiver) being appointed, lease, shareholding restructuring, investment, joint operation, mergers and acquisitions, acquisition and restructuring, division, joint venture, applying for temporary cessation of operation or dissolution, revocation, applying for (or subject to an application for) bankruptcy, change of controlling shareholders/actual controllers, transfer of material assets, suspension of production or operation, significant penalty imposed by regulatory authorities, cancellation of registration, revocation of business license, involvement in material legal proceedings, severe deterioration in operation and financial condition, legal representative/principal officer being unable to perform their duties; or

(ii)
any change to Party A’s name, legal representative (or principal officer), registered address, business scope, registered capital, or articles of association or any other registration with industrial and commercial authority;

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(3)	Party A shall perform any other obligation of Party A as provided herein.

11.	PARTY B’S RIGHTS AND OBLIGATIONS

11.1	As the lender hereunder, Party B shall enjoy all the rights and interests as a lender and assume all the obligations, responsibilities and risks as a lender.

11.2
Party B shall conduct an independent review of the feasibility and legality of the project related to the Loan hereunder, and of the creditworthiness, repayment ability, and performance ability of Party A and/or the security provider, and shall make an independent judgment and assume any risks that may arise from the failure of the recovery of the Loan on time and in full.

11.3
After the release of the Loan, Party B shall continuously supervise Party A’s utilization of the Loan and pay close attention to Party A’s operating and financial condition and repayment ability, and shall promptly take appropriate measures upon the occurrence of any event to Party A that may adversely affect the realization of Party B’s creditor’s rights. Party B understands and agrees that Party C has no obligation in this respect.

11.4
Party B’s obligations to Party C hereunder shall not be affected by the failure of Party A to repay the principal or interest, nor by any breach of this Contract or any violation of law, nor by the invalidity of the lender-borrower relationship hereunder.

11.5
Party B has the right to inspect and supervise Party A’s utilization of the Loan and to request Party A to provide Party A’s financial and accounting information as well as manufacturing and operating information and shall keep the above information confidential, unless otherwise provided by applicable laws, regulations or rules or otherwise required by competent authorities.

11.6
Upon the maturity of the Loan, Party B shall promptly demand payment, bring lawsuits against Party A and/or the security provider, apply for enforcement, declare creditor’s rights in bankruptcy proceedings, and/or take any other remedies permitted by law, as the case may be. Party C shall not be held liable in any way even though it is obligated to assist Party B in the recovery of the Loan.

11.7
Any instruction issued by Party B to Party C shall be timely, clear, complete, consistent and in compliance with laws and this Contract, otherwise, Party C may refuse to follow such instruction. In the case of such refusal, Party B shall be liable for any and all consequences arising therefrom. Party B shall be liable for any and all legal consequences arising from any act by Party C pursuant to instructions of Party B.

11.8	Party B shall not request Party C to issue any deposit certificate with respect

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to any entrustment funds. Even if Party C issues a deposit certificate in any form with respect to any entrustment funds, Party B shall not transfer, pledge or otherwise dispose of such deposit certificate and shall return it to Party C prior to Party C’s release to Party A of the Loan. Party B shall not request Party C to make any payment or hold Party C liable by invoking such deposit certificate.

11.9	Other rights and obligations of Party B agreed herein.

12.	PARTY C’S RIGHTS AND OBLIGATIONS

12.1	Party C shall assist Party B in the supervision of the use by Party A of the Loan for the agreed purposes.

“Party C shall assist Party B in the supervision” shall mean that, in respect of each loan advance, Party C shall provide to Party B with the statements of Party A’s deposit account with Party C to which such advance has been credited for the period commencing from the date of such advance being credited to the date that falls twenty-four months thereafter.

12.2	Party C has the right to provide to Party B any information about Party A relating to the Loan or to Party A’s deposits, loans and settlement practices with Party C.

12.3	Party C shall not be liable for any dispute between Party B and Party A or for any act of Party A or Party B that violates law or regulations.

12.4
Where Party A fails to punctually repay the Loan in full and Party C compensates Party B in accordance with a court judgment or arbitral award, any and all the rights of Party B against Party A and/or the security provider shall be promptly assigned to Party C. In such case, Party A shall not raise any objection to such assignment and shall perform the obligations and liabilities to Party C immediately after receipt of a written notice from Party B.

12.5	Party C shall assist Party B in the recovery of the Loan in accordance with the following provisions:

(1)	prior to the maturity of the principal of the Loan (including the principal payable in installments)

Party C shall calculate and settle the interest on the Loan in accordance with the relevant provisions herein. After each installment repayment by Party A, Party C shall complete appropriate account treatment and report to Party B about the amount and time of such repayment and the amount of the outstanding principal and interest. Following its receipt of the above financial information reported by Party C, Party B shall promptly check such information and raise any question about or disagreement to such information, if any, to Party C within 5 working days. Party C shall not be liable for any loss suffered by Party A or

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Party B arising from the failure of Party B to raise such question or disagreement as required above. If on any interest settlement date Party A fails to pay the relevant interest on the Loan, Party C shall notify Party B thereof in writing.

(2)	after the maturity of the principal of the Loan

(i)
If Party A repays punctually and in full upon the maturity of the principal of the Loan, Party C shall credit the appropriate account following normal procedures and notify Party B thereof in a timely manner. If Party A fails to repay punctually and in full, Party C shall notify Party B in writing of such failure and shall, within one month thereafter, make demand, once and only once, for repayment by Party A . Party C shall be deemed to have fulfilled its obligation of assistance in the recovery of the Loan as long as Party C has issued a written demand in accordance with the name, address and telephone fax) number provided by Party A or Party B, or there is proof that Party C has demanded Party A for repayment by any other means.

(ii)
If Party B desires to entrust Party C to continue the assistance in the Loan recovery after all the principal matures, it shall execute a separate written entrustment agreement with Party C in respect thereof. Where Party B and Party C fail to reach such agreement within one month after such maturity date, all the obligations of Party C hereunder shall automatically terminate forthwith and Party C has the right to write off the accounts relating to the Loan.

(3)	Party C’s obligations to assist Party B in the recovery of the Loan shall be limited to those specified in this Section.

12.6
Party C shall have no obligation to participate in any litigation, arbitration, bankruptcy proceedings relating to the Loan and the security related thereto, nor shall it have any obligation towards Party B to dispose of any debt- offsetting assets.

13.	EVENT OF DEFAULT AND LIABILITIES

13.1	Party A’s Events of Default and Liabilities

(1)	Any of the following events shall constitute an event of default of Party A:

(i)
any breach by Party A of any provision of this Contract, and in the case of any breach other than breach of any of Sections 2, 4, 7.2 and 7.3, Party A fails to cure such breach within fifteen (15) working days of receipt of written notice from Party B or Party C; and

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(ii)	any event that in the reasonable opinion of Party B may adversely affect the realization of its creditor’s rights hereunder.

(2)	Party A’s liabilities for default:

Upon the occurrence of any of the above events, Party B may adopt any one or more of the following remedial measures:

(i)	request Party A to remedy its default within a specified time limit;

(ii)	notify Party C to suspend the part of the Loan yet to be released;

(iii)	charge default interest (if any) as provided herein;

(iv)	accelerate the maturity of all principal and interests and demand immediate payment by Party A; and

(v)	any other remedial measures permitted by law.

13.2	Party B’s Events of Default and Liabilities for Default

(1)	Any of the following events shall constitute an event of default of Party B:

(i)	failure of Party B to deliver sufficient entrustment funds to Party C in a timely manner, or failure of release of the Loan as provided herein for any other reason attributable to Party B;

(ii)	the source of entrustment funds being in violation of law or regulations, or any representation or warranty of Party B being false, inaccurate or incomplete;

(iii)	failure of Party B to pay Party C punctually and fully any Loan handling charges; and

(iv)	any breach by Party B of any other provision herein.

(2)	Party B’s liabilities for default:

(i)
Upon the occurrence of an event of default of Party B, Party A has the right to request Party B to remedy such default within a specified time limit and to compensate losses and/or take any other remedial measures.

(ii)	Party C has the right to adopt any one or more of the following remedial measures upon the occurrence of any event of default of Party B:

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(A)	request Party B to remedy its default within a specified time limit;

(B)	refuse to provide entrustment loan services for Party B;

(C)	directly debit any account of Party B for handling charges;

(D)	request Party B to compensate losses;

(E)	terminate the entrustment relationship between Party B and Party C; and

(F)	any other measures permitted by law.

13.3	Party C’s Events of Default and Liabilities for Default:

(1)
If Party C delays without any justifiable reason in releasing the Loan to Party A after Party B delivers sufficient entrustment funds to Party C in accordance with this Contract, Party B has the right to request Party C to release the Loan immediately.

(2)
If Party C fails to perform its obligations to assist Party B in the recovery of the Loan in accordance with this Contract, which results in Party B being unable to punctually recover the principal and the interest on the Loan, and Party B is not at fault, Party C shall to the extent of and in proportion to Party C’s fault be liable for direct losses suffered by Party B.

14.	REPRESENTATIONS AND WARRANTIES

14.1	Party A hereby represents and warrants as follows:

(1)	it has read all the provisions in this Contract and fully knows and understands the meaning and legal consequences thereof;

(2)
the execution and performance of this Contract by Party A is in compliance with laws of the country in which Party A is located, administrative regulations, rules and Party A’s certificate of incorporation and bylaws and has been approved by its board of directors and, if necessary, the competent government authorities of the country where Party A is located; and

(3)	the purpose of the Loan is in compliance with laws and regulations, and the project relating to which the Loan is to be used has been approved by the competent authorities if necessary.

14.2	Party B hereby represents and warrants as follows:

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(1)	it has the legal qualification to entrust any other person to release the Loan;

(2)
the entrustment fund comes from legal sources and not from bank financing, nor from corporate or public funds deposited in the name of an individual, nor from any fund that is prohibited from being used for entrustment loan purposes under applicable laws, regulations or rules;

(3)	it has the lawful right and has been approved by competent authorities to dispose of the entrustment funds; and

(4)
grant of the Loan is not for the purpose of violation or evasion of any PRC laws, regulations, rules or regulatory measures, and does not cause any damage to any lawful interests of the State, any collective organization or any third party.

15.	MISCELLANEOUS

15.1	Direct Debit Right

Party C is entitled to debit, without prior notice to either Party A or Party B, any account of Party A or Party B at China Construction Bank in RMB or other currencies to pay all amounts payable to Party C by Party A or Party B under this Contract. Party A or Party B shall assist Party C to complete any procedures for foreign exchange settlement or sale, and Party A or Party B shall bear the risk of exchange rate fluctuation.

15.2	Party C’s Records as Evidence

Unless there is any reliable and definitive evidence to the contrary, Party C’s internal records of principal, interest, expenses and repayment, receipts, vouchers made or retained by Party C during the course of drawdown, repayment, interest payment, and records and vouchers relating to collections by Party C shall constitute valid evidence of the creditor-debtor relationship between Party A and Party B and the performance of obligations by Party C. Party A and Party B hereby agree that they shall not raise any objection thereto.

15.3	Assignment and Succession

(1)	Any assignment by Party A of any of its rights or obligations hereunder shall be subject to the written consent of both Party B and Party C.

(2)	Any assignment by Party B of any of its rights or obligations hereunder shall be subject to the written consent of Party C.

(3)
Any assignment by Party C of any of its rights or obligations hereunder shall be subject to the written consent of Party B; provided however that, in case of any merger, division, setting up subsidiaries or organizational or business function restructuring of China Construction Bank, Party C’s rights and obligations hereunder may be assigned to or

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succeeded by a third party with legal qualification to operate entrustment loan business as long as Party C issues a notice to Party A and Party B through correspondence, telephone or press release.

15.4	Consequences of Invalidity or Rescission

In case the entrustment relationship and/or lender-borrower relationship hereunder are/or is invalid or rescinded pursuant to any law,

(1)	If the entrustment relationship between Party B and Party C is valid while the lender-borrower relationship between Party A and Party B is invalid or rescinded, Party C shall not be held liable, and

(i)	where Party C has not delivered the entrustment funds to Party A, it shall return the entrustment funds to Party B without any interest;

(ii)
where Party C has delivered the entrustment funds to Party A, Party B shall directly request Party A to return the entrustment funds and Party C shall not be liable for any losses suffered by Party B arising therefrom; and

(iii)	where any third party has suffered losses as a result of such invalidity or rescission, Party A and Party B shall be liable in proportion to their respective fault and Party C shall not be liable.

(2)	If the entrustment relationship is held invalid or rescinded while the lender-borrower relationship is valid,

(i)	where Party C has not delivered the entrustment funds to Party A, it shall return the entrustment funds to Party B without any interest; and

(ii)
where Party C has delivered the entrustment funds to Party A, Party A and Party B shall resolve the issues relating to the entrustment funds through consultations in accordance with applicable laws and Party C shall not be liable in any way.

(3)	If both the entrustment relationship and the lender-borrower relationship are invalid or rescinded,

(i)	where Party C has not delivered the entrustment funds to Party A, it shall return the entrustment funds to Party B without any interest;

(ii)
where Party C has delivered the entrustment funds to Party A, Party B shall directly request Party A to return the entrustment funds and Party C shall not be liable for any losses suffered by Party B; and

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(iii)	where any third party has suffered losses as a result of such invalidity or rescission, Party A and Party B shall be liable in proportion to their respective fault and Party C shall not be liable.

15.5
Party B shall supervise and inspect Party A, and obtain information about Party A through other channels and shall not rely on Party C in this respect. Party C may at its sole discretion, report to Party B the information it possesses; provided however that, Party C shall not be liable for the promptness, truthfulness, completeness, accuracy and validity of any such information.

15.6
In the event of any change to the address or other contact information of any Party set forth herein, such Party shall promptly notify the other Parties of such change in writing. Such Party shall be liable for any loss caused by its failure of giving prompt notice of such change.

15.7
Any rights that Party C has under law or this Contract shall not be interpreted as the obligations of Party C. In case Party C fails to exercise or waives any of such rights, neither Party A nor Party B may hold Party C legally liable on this ground.

15.8	Notification to Release Entrustment Loan, conformations, acknowledgements, certificates and other documents relating to this Contract shall constitute integral parts of this Contract.

15.9	This Contract shall be executed in six (6) counterparts.

15.10	Governing Law

This Contract shall be governed by the laws of the People’s Republic of China (excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan for the purposes of this Contract only).

15.11	Dispute Resolution

Any dispute arising from the performance of this Contract may be settled by consultation. If the dispute cannot be resolved through consultation, such dispute shall be resolved pursuant to clause (ii) below:

(i)	the People’s court within the jurisdiction where Party C is located; or

(ii)
arbitration at the local branch of the China International Economic and Trade Arbitration Commission in the principal place of business of Party B. The arbitration award shall be final and binding on the Parties hereto.

The provisions hereunder not subject to the dispute shall remain enforceable during the process of litigation or arbitration.

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15.12	Effectiveness of This Contract This Contract shall become effective upon:

(i)	signing by the legal representative/(principal officer) or authorized representative of Party A and Party B and being affixed with the company chop of Party B; and

(ii)	signing by the principal officer or authorized representative of Party C and being affixed with the company chop of Party C.

[Signature Page Follows]

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Party A

HOKU SCIENTIFIC, INC.

By the legal representative (principal officer) or authorized representative:

Signature:

Date:

Party B (company chop)

TIANWEI NEW ENERGY HOLDINGS CO., LTD.

By the legal representative (principal officer) or authorized representative:

Signature:

Date:

Party C (company chop)

CHINA CONSTRUCTION BANK CORPORATION SHUANGLIU SUB-BRANCH

By the principal officer or authorized representative:

Signature:

Date: